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                                                                  EXHIBIT 10xiii

                                                                  EXECUTION COPY

                               HON INDUSTRIES INC.

                              --------------------

                                  $136,000,000

                                CREDIT AGREEMENT

                            DATED AS OF MAY 10, 2002

                              --------------------

                          VARIOUS LENDING INSTITUTIONS,

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                    AS ADMINISTRATIVE AGENT AND ISSUING BANK,

                         DEUTSCHE BANK SECURITIES INC.,
                   AS LEAD ARRANGER AND BOOK RUNNING MANAGER,

                           THE NORTHERN TRUST COMPANY,
                      AS SYNDICATION AGENT AND ISSUING BANK

                                       AND

                    NATIONAL CITY BANK OF MICHIGAN/ILLINOIS,
                             AS DOCUMENTATION AGENT

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                                TABLE OF CONTENTS

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                                                                                      PAGE
                                       I. DEFINITIONS

1.1.     Defined Terms...................................................................1
1.2.     Accounting Terms, Financial Statements.........................................26
1.3.     Other Definitional Terms.......................................................26

                              II. AMOUNT AND TERMS OF CREDITS

2.1.     Revolving Credit Borrowings....................................................26
2.2.     Swing Line Borrowings..........................................................28
2.3.     Competitive Borrowings.........................................................30
2.4.     Letters of Credit..............................................................34
2.5.     Extension of Revolving Commitments.............................................40
2.6.     Termination or Reduction of Commitments; Incremental Facility..................40
2.7.     Optional Prepayments...........................................................42
2.8.     Repayment of Loans; Mandatory Prepayments; Evidence of Debt....................43
2.9.     Interest Rates and Payment Dates...............................................44
2.10.    Facility Fee...................................................................45
2.11.    Computation of Interest and Fees...............................................45
2.12.    Conversion and Continuation Options............................................45
2.13.    Minimum Amounts of Eurodollar Borrowings.......................................46
2.14.    Inability to Determine Interest Rate...........................................46
2.15.    Pro Rata Treatment and Payments................................................47
2.16.    Illegality.....................................................................48
2.17.    Increased Costs................................................................48
2.18.    Taxes..........................................................................49
2.19.    Funding Indemnity..............................................................51
2.20.    Notice of Amounts Payable; Relocation of Lending Office........................52
2.21.    Replacement of Affected Lenders................................................52

                            III. REPRESENTATIONS AND WARRANTIES

3.1.     Corporate Existence; Compliance with Law.......................................53
3.2.     Corporate Power; Authorization; No Violation...................................53
3.3.     Binding Effect.................................................................53
3.4.     Purpose of Loans...............................................................54
3.5.     Subsidiaries...................................................................54
3.6.     Indebtedness...................................................................54
3.7.     Financial Statements; Financial Condition; Undisclosed Liabilities;
         Projections, etc...............................................................54
3.8.     No Material Litigation.........................................................56
3.9.     Performance of Agreements......................................................56
3.10.    Taxes..........................................................................56
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
3.11.    Governmental Regulation........................................................56
3.12.    Ownership of Property; Liens...................................................56
3.13.    Intellectual Property..........................................................57
3.14.    Disclosure.....................................................................57
3.15.    ERISA..........................................................................57
3.16.    Labor Relations................................................................57
3.17.    Insurance......................................................................58
3.18.    Public Utility Holding Company Act.............................................58

                                  IV. CONDITIONS OF CREDIT

4.1.     Conditions Precedent to Effectiveness..........................................58
4.2.     Certain Conditions Precedent to Each Loan and Letter of Credit.................60

                                  V. AFFIRMATIVE COVENANTS

5.1.     Financial Statements...........................................................61
5.2.     Certificates; Other Information................................................62
5.3.     Notices........................................................................63
5.4.     Conduct of Business and Maintenance of Existence...............................63
5.5.     Payment of Obligations.........................................................64
5 6.     Inspection of Property, Books and Records......................................64
5.7.     ERISA..........................................................................65
5.8.     Insurance......................................................................66
5.9.     Environmental Laws.............................................................66
5.10.    Additional Subsidiary Guarantors...............................................67

                                   VI. NEGATIVE COVENANTS

6.1.     Financial Condition Covenants..................................................67
6.2.     Indebtedness of Subsidiaries...................................................68
6.3.     Guarantee Obligations..........................................................69
6.4.     Liens..........................................................................69
6.5.     Fundamental Changes............................................................70
6.6.     Restricted Payments............................................................70
6.7.     Distributions from Subsidiaries................................................70
6.8.     Sales of Assets and Subsidiary Stock...........................................71
6.9.     Investments....................................................................71
6.10.    Transactions with Affiliates...................................................71
6.11.    Sale-Leasebacks................................................................72
6.12.    Fiscal Year....................................................................72
6.13.    Amendments to Organizational Documents.........................................72
6.14.    Accounting Changes.............................................................72
6.15.    Lines of Business..............................................................73

                                   VII. EVENTS OF DEFAULT

7.1.     Events of Default..............................................................73
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
7.2.     Rescission of Acceleration.....................................................76
7.3.     Rights Not Exclusive...........................................................77

                                 VIII. ADMINISTRATIVE AGENT

8.1.     Appointment and Authorization..................................................77
8.2.     Nature of Duties...............................................................77
8.3.     Liability of Administrative Agent..............................................78
8.4.     Reliance by Administrative Agent...............................................78
8.5.     Notice of Default..............................................................79
8.6.     Credit Decision................................................................79
8.7.     Indemnification................................................................80
8.8.     Administrative Agent in Individual Capacity....................................80
8.9.     Resignation by Administrative Agent............................................81
8.10.    Syndication Agent, Documentation Agent and Arranger............................81

                                     IX. MISCELLANEOUS

9.1.     No Waiver; Modifications in Writing............................................82
9.2.     Further Assurances.............................................................83
9.3.     Notices, Etc...................................................................83
9.4.     Costs, Expenses and Taxes; Indemnity...........................................84
9.5.     Confirmations..................................................................86
9.6.     Transfer of Notes..............................................................86
9.7.     Adjustments; Set-off...........................................................87
9.8.     Execution in Counterparts......................................................88
9.9.     Binding Effect; Assignment; Entire Agreement...................................88
9.10.    Consent to Jurisdiction; WAIVER OF JURY TRIAL..................................91
9.11.    Governing Law..................................................................92
9.12.    Registry.......................................................................92
9.13.    Severability of Provisions.....................................................92
9.14.    Headings.......................................................................93
9.15.    Independent Nature of Lenders' Rights..........................................93
9.16.    Survival of Representations....................................................93
9.17.    Confidentiality................................................................93
9.18.    Waiver of Immunities...........................................................94
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                                     - iii-
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Schedules

Schedule 1.1       --    Revolving Commitments
Schedule 2.4       --    Existing Letters of Credit
Schedule 3.5       --    Subsidiaries
Schedule 3.6       --    Indebtedness
Schedule 3.7(d)    --    Projections
Schedule 6.2(c)    --    Outstanding  Subsidiary Indebtedness
Schedule 6.3(e)    --    Guarantee Obligations
Schedule 6.4       --    Permitted Liens
Schedule 6.7(a)    --    Certain Restrictions
Schedule 9.3       --    Addresses for Notice; Payment and Lending Offices

Exhibits

Exhibit 1.1        --    Form of Subsidiary Guarantee Agreement
Exhibit 2.1(c)     --    Form of Revolving Note
Exhibit 2.1(d)     --    Form of Notice of Borrowing
Exhibit 2.2(b)     --    Form of Swing Line Note
Exhibit 2.2(e)     --    Form of Swing Line Loan Participation Certificate
Exhibit 2.3(a)     --    Form of Competitive Bid Note
Exhibit 2.3(b)     --    Form of Competitive Bid Request
Exhibit 2.3(c)     --    Form of Invitation for Competitive Bids
Exhibit 2.3(d)     --    Form of Competitive Bid
Exhibit 2.3(f)     --    Form of Competitive Bid Accept/Reject Letter
Exhibit 2.4(c)     --    Form of Request for Letter of Credit
Exhibit 2.6(c)     --    Form of Joinder Agreement
Exhibit 2.18(c)    --    Form of Section 2.18(c)(iii) Certificate
Exhibit 4.1(f)     --    Form of Opinions of Jones, Day, Reavis & Pogue and
                         Stanley, Lande & Hunter
Exhibit 4.1(j)     --    Form of CT Letter
Exhibit 4.1(k)     --    Form of Officer's Certificate
Exhibit 5.2(b)     --    Form of Certificate of Financial Officer
Exhibit 9.9        --    Form of Assignment and Assumption Agreement

                                     - iv -
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                                CREDIT AGREEMENT

     This CREDIT AGREEMENT, dated as of May 10, 2002, among HON INDUSTRIES INC., an Iowa corporation ("BORROWER"), the several banks and other financial institutions from time to time parties to this Agreement (the "LENDERS"), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as letter of credit issuer, DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT"), THE NORTHERN TRUST COMPANY, an Illinois banking corporation, as syndication agent (in such capacity, the "SYNDICATION AGENT") and as letter of credit issuer, and NATIONAL CITY BANK OF MICHIGAN/ILLINOIS, a national banking association, as documentation agent (in such capacity, the "DOCUMENTATION AGENT").

     The parties hereto hereby agree as follows:

                                 I. DEFINITIONS

     1.1.      DEFINED TERMS.

     As used in this Agreement, the following terms shall have the following meanings, such meanings to be equally applicable to both the singular and plural forms of the terms defined:

               "ADMINISTRATIVE AGENT": as defined in the preamble.

               "AFFILIATE": with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

               "AGENT-RELATED PERSONS": as defined in SECTION 8.3.

               "AGGREGATE REVOLVING COMMITMENTS": as of any date of calculation, an amount equal to $136,000,000, as the same may be reduced or increased from time to time pursuant to SECTION 2.6 hereof or terminated pursuant to
     SECTION 7.1 hereof.

               "AGREEMENT": this Agreement, as amended, supplemented or otherwise modified from time to time.

               "APPLICABLE FACILITY FEE": at any date, .125% of the aggregate Revolving Commitments of the Lenders.

               "APPLICABLE MARGIN": as defined in SECTION 2.9(e).

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               "ASSET DISPOSITION": any sale, lease, transfer or other
     disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary of Borrower (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by Borrower or any of its Subsidiaries the fair market value of which, as determined in good faith by the board of directors of Borrower or such Subsidiary, as the case may be, exceeds $10,000,000, other than (i) a disposition by a Subsidiary to Borrower or by Borrower or a Subsidiary to a Wholly-Owned Subsidiary,
     (ii) a disposition of property or other assets at fair market value in the ordinary course of business, including non-exclusive licenses to use trademarks, trade names or other similar property of Borrower or its Subsidiaries and (iii) a disposition of obsolete property, property no longer used in business or other assets in the ordinary course of business.

               "ASSIGNEE": an Eligible Assignee which is an "ASSIGNEE" party to an Assignment and Assumption Agreement pursuant to SECTION 9.9.

               "ASSIGNMENT AND ASSUMPTION AGREEMENT": an Assignment and Assumption Agreement substantially in the form of EXHIBIT 9.9 annexed hereto and made a part hereof made by any applicable Lender, as assignor and such Lender's assignee in accordance with SECTION 9.9, with such modifications (including, without limitation, additional representations, warranties and covenants) as such assignor Lender and assignee Lender may agree to from time to time which solely affect the relative rights and/or obligations of the assignor Lender and assignee Lender as between themselves.

               "ATTORNEY COSTS": all reasonable fees and disbursements of any law firm or other external counsel and the reasonable allocated cost of internal legal services, including all reasonable disbursements of internal counsel.

               "ATTRIBUTABLE DEBT": as of the date of determination thereof in connection with a Sale and Leaseback Transaction occurring after the Closing Date, the greater of (1) the fair value of the assets subject to such transaction (as determined in good faith by the applicable lessee) and
     (2) the present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the term of any applicable lease.

               "AVAILABLE REVOLVING COMMITMENT": as to any Lender at any time, an amount in Dollars equal to the excess, if any, of (i) such Lender's Revolving Commitment OVER (ii) the Lender's Commitment Percentage of the Exposure Amount.

               "BANKRUPTCY CODE": Title 11 of the United States Code entitled Bankruptcy as now or hereafter in effect or any successor thereto.

               "BANKRUPTCY EVENT OF DEFAULT": any Event of Default described in
     SECTION 7.1(g) or (h).

               "BASE RATE": the higher of (i) the Prime Lending Rate and (ii) the Federal Funds Effective Rate plus one-half of one percent (1/2%).

                                      - 2 -
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               "BASE RATE LOANS": Revolving Loans bearing interest at a rate determined by reference to the Base Rate or Swing Line Loans, as the context shall require.

               "BOARD": the Board of Governors of the Federal Reserve System (or any successor thereto).

               "BORROWER": as defined in the preamble.

               "BORROWING": a group of Loans of a single Type made by the Lenders or the Swing Line Lender, as appropriate (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to SECTION 2.3), on a single date and as to which a single Interest Period is in effect.

               "BT": Deutsche Bank Trust Company Americas, a New York banking corporation.

               "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

               "CAPITAL LEASE": as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

               "CAPITAL STOCK": with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, partnership interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock or such interests), warrants or options exchangeable for or convertible into such capital stock or other interests.

               "CASH ACCOUNT": as defined in SECTION 7.1.

               "CHANGE OF CONTROL": (i) the sale, lease or transfer of all or substantially all of the Borrower's assets to any person or "group" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the liquidation or dissolution of the Borrower, (iii) any person or such "group" acquiring beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 20% or more of the issued and outstanding shares of the Borrower's Voting Securities; or (iv) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Borrower's board of directors (together with any new directors whose election by the Borrower's board of directors or whose nomination for election by the Borrower's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

                                      - 3 -
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               "CLOSING DATE": May 10, 2002.

               "CODE": the Internal Revenue Code of 1986, as amended from time to time.

               "COMMITTED LOAN": any Revolving Loan or Swing Line Loan.

               "COMMITMENT": as to any Lender at any time, the aggregate of such Lender's outstanding Revolving Commitment and its Swing Line Commitment.

               "COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Aggregate Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans and L/C Participations then outstanding constitutes of the aggregate principal amount of the Loans then outstanding and the then current L/C Outstandings; PROVIDED, HOWEVER, that for purposes of determining the amount of a Lender's Loans, Swing Line Loans shall be deemed to be held not by the Swing Line Lender, but rather each Lender shall be deemed to hold the amount of Swing Line Loans equal to its Commitment Percentage of the Swing Line Loans then outstanding).

               "COMMITMENT PERIOD": the period from and including the date hereof to but not including the Termination Date.

               "COMMODITY PRICE PROTECTION AGREEMENT" any Contractual Obligation or other arrangement designed to protect Borrower or any of its Subsidiaries from fluctuations in the price of commodities.

               "COMPETITIVE BID": an offer by a Lender to make a Competitive Loan pursuant to SECTION 2.3 in the form of EXHIBIT 2.3(d).

               "COMPETITIVE BID ACCEPT/REJECT LETTER": a notification made by Borrower pursuant to SECTION 2.3(f) in the form of EXHIBIT 2.3(f).

               "COMPETITIVE BID LENDERS": those Lenders listed on SCHEDULE 1.1 hereto as a Competitive Bid Lender, and such other Lenders which become Competitive Bid Lenders by notice to the Administrative Agent and the Borrower.

               "COMPETITIVE BID NOTE": as defined in SECTION 2.3(a).

               "COMPETITIVE BID RATE": as to any Competitive Bid made by a Lender pursuant to SECTION 2.3, (i) in the case of a Eurodollar Competitive Loan, the Eurodollar Rate PLUS (or MINUS) the Margin, and (ii) in the case of a Fixed Rate Competitive Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

               "COMPETITIVE BID REQUEST": a request made pursuant to SECTION 2.3(b) in the form of EXHIBIT 2.3(b).

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               "COMPETITIVE BORROWING": a Borrowing consisting of a Competitive
     Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by Borrower under the bidding procedure described in SECTION 2.3.

               "COMPETITIVE LOAN": a Loan (which shall be a Eurodollar Competitive Loan or a Fixed Rate Competitive Loan) made by a Lender pursuant to the bidding procedure described in SECTION 2.3.

               "CONSOLIDATED DEBT": Indebtedness for money borrowed of the Borrower and its Subsidiaries that should be shown on the liability side of a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP, PLUS (without duplication) the amount of Indebtedness of the type described in CLAUSE (iii) of the definition thereof, PLUS (without duplication) Attributable Debt.

               "CONSOLIDATED EBITDA": without duplication for any Person for any period for which such amount is being determined, Consolidated Net Income or Consolidated Net Loss for such period PLUS the sum of the amounts for such period of (i) Consolidated Interest Expense, (ii) provision for taxes based on income, (iii) depreciation expense, and (iv) amortization expense, minus any non-cash non-operating income for such period to the extent included in Consolidated Net Income or Consolidated Net Loss, and EXCLUDING
     (a) any gain or loss recognized in respect of post-retirement benefits as a result of the application of FASB 106, (b) any foreign currency translation adjustments as a result of the application of FASB 52, (c) nonrecurring and extraordinary losses and gains and (d) any gains or losses arising under FASB 133 or FASB 138, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP. For purpose of this definition, "CONSOLIDATED EBITDA" shall be calculated after giving effect on a PRO FORMA basis to any Purchase as if such Purchase occurred on the first day of the applicable period on the same basis as is required in CLAUSES (A) THROUGH (C) for the PRO FORMA test under CLAUSE
     (vi) of the definition of "PERMITTED INVESTMENTS".

               "CONSOLIDATED INTEREST EXPENSE": with respect to any Person, for any period for which such amount is being determined, total interest expense of such Person and its Subsidiaries on a consolidated basis in accordance with GAAP for such period.

               "CONSOLIDATED NET INCOME" and "CONSOLIDATED NET LOSS": for any Person for any period for which such amount is being determined, the net income (loss) of such Person and its consolidated Subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP, PROVIDED that there shall be excluded (i) income (or loss) of any Person (other than a consolidated Subsidiary of such Person) in which any other Person (other than such Person or any of its consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its consolidated Subsidiaries by such other Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated

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     Subsidiaries or the Person's assets are acquired by such Person or any of its consolidated Subsidiaries and (iii) the income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of the income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that consolidated Subsidiary.

               "CONSOLIDATED NET TANGIBLE ASSETS": the total assets shown on the balance sheet of the Borrower and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP as of the end of the Most Recent Fiscal Quarter of the Borrower, less (i) all current liabilities and minority interests and (ii) goodwill and other intangibles.

               "CONSOLIDATED NET WORTH": the total amount shown on the balance sheet of the Borrower and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the Most Recent Fiscal Quarter of the Borrower, as (i) the par or stated value of all outstanding Capital Stock of such Person, PLUS (ii) paid-in capital or capital surplus relating to such Capital Stock, PLUS (iii) any retained earnings or earned surplus, LESS (A) any accumulated deficit, (B) any amounts attributable to Redeemable Stock and (C) any amounts attributable to Exchangeable Stock, excluding, where applicable, any adjustments in respect of foreign currency translation.

               "CONTAMINANT": any material with respect to which any Environmental Law imposes a duty, obligation or standard of conduct, including without limitation any pollutant, contaminant (as those terms are defined in 42 U.S.C. Section 9601(33)), toxic pollutant (as that term is defined in 33 U.S.C. Section 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. Section 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C. Section 6903(5)), or any state or local equivalent of such laws and regulations, including, without limitation, radioactive material, special waste, polychlorinated biphenyls, asbestos, petroleum, including crude oil or any petroleum-derived substance, (or any fraction thereof), waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste, including but not limited to polychlorinated biphenyls and asbestos.

               "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or to which it may be subject.

               "CURRENCY PROTECTION AGREEMENT": any foreign exchange contract, currency swap agreement, or other financial agreement or arrangement designed to protect Borrower or any of its Subsidiaries against fluctuations in currency values.

               "DEBTS": all liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

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               "DEFAULT RATE": a variable rate per annum which shall be two percent (2%) per annum PLUS either (i) the then applicable interest rate hereunder in respect of the amount on which the Default Rate is being assessed, or (ii) if there is no such applicable interest rate, the Base Rate, but in no event in excess of that permitted by applicable law.

               "DOLLARS" and "$": dollars in lawful currency of the U.S.

               "DOMESTIC SUBSIDIARY": any Subsidiary of the Borrower that is incorporated under the laws of any State of the U.S., the District of Columbia or any territory or possession of the U.S.

               "DRAWING": as defined in SECTION 2.4(e).

               "EFFECTIVE DATE": the effective date of the applicable Assignment and Assumption Agreement, as defined therein.

               "ELIGIBLE ASSIGNEE": (i) a commercial bank organized under the laws of the U.S., or any State thereof, (ii) a commercial bank organized under the laws of any other country which is a member of OECD, or a political subdivision of any such country; PROVIDED, HOWEVER, that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands, (iii) the central bank of any country which is a member of the OECD, (iv) a finance company or other financial institution or fund (whether a corporation, limited liability company, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the U.S. in the ordinary course of its business, (v) an insurance company organized under the laws of the U.S. (or any State thereof), (vi) a savings bank or savings and loan association organized under the laws of the U.S., or any State thereof, (vii) any Lender party to this Agreement, (viii) any Affiliate of any Lender party to this Agreement, and (ix) any other Person approved by Administrative Agent and Borrower, such approval not to be unreasonably withheld; PROVIDED, HOWEVER, that an affiliate of Borrower shall not qualify as an Eligible Assignee.

               "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect that are applicable to the Borrower or its Subsidiaries.

               "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ERISA AFFILIATE": each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of
     Section 4001(b)(1) of ERISA or would be included in a "controlled group of corporations," a group of "trades or businesses under common control" or an "affiliated service group" within the meaning of Section 414(b),

     (c), (m) or (o) of the Code. Unless otherwise qualified, all references to an "ERISA Affiliate" in this Agreement shall refer to an ERISA Affiliate of the Borrower or any Subsidiary.

               "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

               "EURODOLLAR BORROWING": a Borrowing comprised of Eurodollar
     Loans.

               "EURODOLLAR COMPETITIVE LOAN": any Competitive Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

               "EURODOLLAR LOAN": any Eurodollar Competitive Loan or Eurodollar Revolving Loan.

               "EURODOLLAR RATE": the arithmetic average (rounded upwards to the nearest 1/16 of 1%) of the offered quotation, if any, to first class banks in the Eurodollar market by BT for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the applicable Eurodollar Loan for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply, as of approximately 11:00 A.M. (New York City time) on the applicable Interest Rate Determination Date. The determination of the Eurodollar Rate by Administrative Agent shall be conclusive and binding on Borrower absent manifest error.

               "EURODOLLAR RESERVE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                           Eurodollar Rate
               ---------------------------------------
               1.00 - Eurocurrency Reserve Requirements

               "EURODOLLAR REVOLVING LOAN": any Revolving Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

               "EVENT OF DEFAULT": any of the events specified in SECTION 7.1; PROVIDED, HOWEVER, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

               "EXCHANGE ACT": the Securities Exchange Act of 1934, as amended and codified in U.S.C. 78a ET SEQ. and as hereafter amended from time to time.

               "EXCHANGEABLE STOCK": any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock of Borrower which is neither Exchangeable Stock nor Redeemable Stock).

               "EXISTING CREDIT FACILITY AGREEMENT": that certain Credit Agreement dated as of June 11, 1997 among the Borrower and Bankers Trust Company, as Syndication Agent and Administrative Agent, and various Lending Institutions.

               "EXISTING CREDIT FACILITY REFINANCING": the termination of the Existing Credit Facility Agreement.

               "EXISTING CREDIT FACILITY TERMINATION DOCUMENTS": the documents entered into with respect to the termination of the commitments under the Existing Credit Facility Agreement, the repayment of the loans thereunder, the release of any guaranties and security with respect thereto, if any, and any consents required in connection therewith.

               "EXPOSURE AMOUNT": for any date, an amount equal to the aggregate principal amount of Loans then outstanding PLUS the L/C Outstandings for such date.

               "FEDERAL FUNDS EFFECTIVE RATE": for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by BT, as Administrative Agent, from three Federal funds brokers of recognized standing selected by it.

               "FINANCIAL OFFICER": with respect to any Person, the chief financial officer, principal accounting officer, a financial vice president, treasurer or assistant treasurer of such Person.

               "FIXED RATE COMPETITIVE LOAN": any Competitive Loan bearing interest at a fixed percentage rate per annum specified by the Lender making such Loan in its Competitive Bid.

               "GAAP": generally accepted accounting principles in the U.S. as in effect from time to time. If any changes in GAAP or the application thereof from that used in the preparation of the financial statements referred to in SECTION 5.1(a) hereof occur after the Closing Date and such changes result in, in the judgment of Administrative Agent, a material change in the calculation of any financial covenants or restrictions set forth in this Agreement, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants and restrictions so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of Borrower and its Subsidiaries shall be the same after such changes as if such changes had not been made.

               "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

               "GUARANTEE OBLIGATIONS": as to any Person, without duplication, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Capital Lease or operating lease, dividend or other obligation ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

                       (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

                       (ii)   to advance or supply funds:

                              (a) for the purchase or payment of any such primary obligation, or

                              (b)    to maintain working capital or equity
                       capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,

                       (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or

                       (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof.

     Guarantee Obligations shall include, without limitation and without duplication:

                       (1) any direct or indirect liability, contingent or otherwise of that Person:

                              (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of such primary obligor if the primary purpose or intent thereof by the Person incurring the Guarantee Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, or

                              (b) under any letter of credit, performance bonds, surety bonds or similar obligations issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof,

                       (2) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of such primary obligor; and

                       (3) any liability of such Person for the obligations of such primary obligor through any agreement (contingent or otherwise):

                              (a)    to purchase, repurchase or otherwise
                       acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise),

                              (b) to maintain the solvency or any balance sheet item, level of income or financial condition of such primary obligor, or

                              (c) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under clauses (a) or (b) of this clause (3) the primary purpose or intent thereof is as described in the preceding sentence.

     Notwithstanding the foregoing, as to the Borrower or any of its Subsidiaries, Guarantee Obligations of the Borrower shall not include any direct or indirect obligation of the Borrower with respect to any obligation of any Subsidiary of the Borrower and Guarantee Obligations of any Subsidiary of the Borrower shall not include any direct or indirect obligation of such Subsidiary with respect to any obligation of any other Subsidiary of Borrower.

               The amount of any Guarantee Obligation at any time shall be deemed to be an amount equal to the lesser at such time of (y) the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or (z) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation; or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

               "HEARTH-TECH": Hearth Technologies, Inc, a corporation organized under the laws of Iowa and formerly known as Heatilator, Inc.

               "INDEBTEDNESS": as applied to any Person (without duplication):

                       (i) all indebtedness of such Person for borrowed money;

                       (ii) the deferred and unpaid balance of the purchase price of assets or services (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 90 days unless being contested in good faith) which purchase price is (y) due more than six months from the date of incurrence of the obligation in respect thereof or (z) evidenced by a note or a similar written instrument;

                       (iii) that portion of obligations of such Person with respect to Capital Leases which is or should be classified as a liability on a balance sheet in accordance with GAAP;

                       (iv) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is nonrecourse to such Person;

                       (v) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than such notes or drafts for the deferred purchase price of assets or services which does not constitute Indebtedness pursuant to CLAUSE (ii) above);

                       (vi) indebtedness or obligations of such Person, in each case, evidenced by bonds, notes or similar written instrument;

                       (vii) Guarantee Obligations of such Person as an account party in respect of letters of credit and bankers' acceptances and all Guarantee Obligations of such Person with respect to obligations of the type referred to in clauses (i) through (vi) above of other Persons other than, in each case, commercial or standby letters of credit or the functional equivalent thereof issued in connection with performance, bid or advance payment obligations incurred in the ordinary course of business, including, without limitation, performance requirements under workers compensation or similar laws;

                       (viii) Guarantee Obligations of such Person not paid when
               due or no longer contingent; and

                       (ix) obligations of such Person under Currency Protection Agreements, Interest Rate Protection Agreements or Commodity Price Protection Agreements.

               "INSOLVENT": with respect to any Person, that the present fair saleable value of the assets of such Person is less than the amount that will be required to pay the probable liability on existing Debts of such Person or such Person is unable to pay its Debts, as such Debts become absolute and matured.

               "INTELLECTUAL PROPERTY": as defined in SECTION 3.13.

               "INTERCOMPANY GUARANTEE": Guarantee Obligations of the Borrower or any of its Subsidiaries which, in the case of the Borrower, are owing to any Wholly-Owned Subsidiary and which, in the case of any Subsidiary of the Borrower, are owing to the Borrower or any of its Wholly-Owned Subsidiaries.

               "INTERCOMPANY INDEBTEDNESS": Indebtedness of the Borrower or any of its Subsidiaries which, in the case of the Borrower, is owing to any such Subsidiary and which, in the case of any Subsidiary of the Borrower, is owing to the Borrower or any of its other Subsidiaries.

               "INTEREST PAYMENT DATE": (a) as to any Base Rate Loan or fees referred to in SECTION 2.4(f)(i), the last Business Day of each March, June, September and December to occur while such Loan is outstanding and on the date all of the Loans hereunder are paid in full, (b) as to any Eurodollar Loan or Fixed Rate Competitive Loan, the last day of the Interest Period applicable thereto and (c) as to any Eurodollar Loan or Fixed Rate Loan having an Interest Period longer than three months or 90 days, as the case may be, each day which is three months or 90 days, as the case may be, after the first day of the Interest Period applicable thereto; PROVIDED, HOWEVER, that, in addition to the foregoing, each of (x) the date upon which the Revolving Commitments have been terminated, the Loans have been paid in full and the L/C Obligations have been secured by cash or cash equivalents delivered to the Administrative Agent and (y) the Termination Date shall be deemed to be an "INTEREST PAYMENT DATE" with respect to any interest which is then accrued hereunder.

               "INTEREST PERIOD": (a) with respect to any Eurodollar Loan:

                       (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending, in the case of any Eurodollar Loan, one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing, notice of conversion or Competitive Bid Request, as the case may be, given with respect thereto; and

                       (ii) thereafter, with respect to Eurodollar Revolving Loans, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Revolving Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; and

               (b) with respect to any Fixed Rate Competitive Loan, the period commencing on the borrowing date with respect to such Fixed Rate Competitive Loan and ending such number of days thereafter (which shall be not less than fifteen days or more than 180 days after the date of such borrowing) as shall be selected by the Borrower in its Competitive Bid Request given with respect thereto;

     PROVIDED, HOWEVER, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                       (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of an Interest Period pertaining to a Eurodollar Loan, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; and

                       (2) in the case of an Interest Period pertaining to a Eurodollar Loan, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

     Notwithstanding anything to the contrary contained in this Agreement, no Interest Period shall be selected by the Borrower which ends on a date after the Termination Date.

               "INTEREST RATE DETERMINATION DATE": the date for calculating the Eurodollar Rate for an Interest Period, which date shall be the second Business Day prior to the first day of the related Interest Period for such Eurodollar Loan.

               "INTEREST RATE PROTECTION AGREEMENT": any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect Borrower or any of its Subsidiaries against fluctuations in interest rates.

               "INVESTMENT": as applied to any Person, any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, stock or other securities of any other Person, or a capital contribution by that Person to any other Person or any direct or indirect loan or advance to any other Person or any purchase by that Person of all or a significant part of the assets of a business conducted by another Person. The amount of any Investment by any Person shall be the original Investment (including the amount of any liability assumed to the extent that such liability would be reflected on a balance sheet prepared in accordance with GAAP) PLUS the cost of all additions, thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

               "INVITATION FOR COMPETITIVE BIDS": an invitation made by the Borrower pursuant to SECTION 2.3(c) in the form of EXHIBIT 2.3(c).

               "IRS": the United States Internal Revenue Service, or any successor or analogous organization.

               "ISSUING BANK": Deutsche Bank Trust Company Americas or The Northern Trust Company, as the case may be.

               "L/C OUTSTANDINGS": at any time, the sum of (i) the Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

               "L/C PARTICIPANT": as defined in SECTION 2.4(d).

               "L/C PARTICIPATION": as defined in SECTION 2.4(d).

               "LENDERS": as defined in the preamble.

               "LENDING OFFICE": with respect to each Lender, the office specified opposite such Lender's name on SCHEDULE 9.3 annexed to and made a part of this Agreement with respect to each type of Loan, or such other office as such Lender may designate in writing from time to time to Borrower and Administrative Agent with respect thereto.

               "LETTER OF CREDIT" has the meaning set forth in SECTION 2.4(a).

               "LEVEL I STATUS": exists at any date if the Borrower's Most Recent Ratio of Consolidated Debt to Consolidated EBITDA was less than or equal to 1.0 to 1.0.

               "LEVEL II STATUS": exists at any date if the Borrower's Most Recent Ratio of Consolidated Debt to Consolidated EBITDA was less than or equal to 1.5 to 1.0 but greater than 1.0 to 1.0.

               "LEVEL III STATUS": exists at any date if the Borrower's Most Recent Ratio of Consolidated Debt to Consolidated EBITDA was greater than
     1.5 to 1.0.

               "LIEN": any judgment lien or execution, attachment, levy, distraint or similar legal process and any mortgage, pledge, security interest, encumbrance, lien, option, charge or deposit arrangement (other than a deposit in the ordinary course of business and not intended as security) of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables with recourse (in whole or in part) against the seller or any other Person except the account debtors, any filing or agreement to file a financing statement as debtor under the UCC or any similar statute other than to reflect ownership by a third party of property leased to Borrower or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person).

               "LOAN": a Competitive Loan, a Revolving Loan or a Swing Line Loan, as the context shall require; collectively, the "Loans."

               "LOAN DOCUMENTS": this Agreement, the Notes, the Subsidiary Guarantee Agreement and any other instruments, documents and agreements referred to herein or therein or related hereto or thereto.

               "LOAN PARTY": the Borrower or any Subsidiary thereof which is a party to any Loan Document.

               "MAJORITY LENDERS": at any time, Lenders whose Commitment Percentages represent at least 51%.

               "MARGIN": as to any Eurodollar Competitive Loan, the margin to be added to or subtracted from the Eurodollar Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

               "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities, property or operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any Subsidiary to perform its obligations under any Loan Document to which it is a party, or

     (c) the validity or enforceability of this Agreement, any Note, or the Subsidiary Guarantee Agreement or the rights or remedies of the Administrative Agent and the Lenders hereunder or thereunder.

               "MATERIAL ASSET DISPOSITION": any Asset Disposition of all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person (other than the Borrower or any of its Subsidiaries). For purposes of this definition, any subsidiary or the assets of a business operation which, in each case, if separately counted would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X promulgated by the United States Securities and Exchange Commission shall be deemed to constitute a "substantial part of the assets" of the Borrower and its Subsidiaries, taken as a whole.

               "MATERIAL SUBSIDIARY": a Subsidiary, including its subsidiaries, which meets any of the following conditions:

                       (i) the Borrower's and its Subsidiaries' other investments in and advances to the Subsidiary exceed 15 percent of the total assets of the Borrower and its Subsidiaries as of the end of the most recently completed fiscal year (for a proposed business combination to be accounted for as a pooling of interests, this condition is also met when the number of common shares exchanged or to be exchanged by the Borrower exceeds 15 percent of its total common shares outstanding at the date the combination is initiated); or

                       (ii) the Borrower's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds 15 percent of the total assets of the Borrower and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

                       (iii) the Borrower's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 15 percent of such income of the Borrower and its Subsidiaries consolidated for the most recently completed fiscal year.

               "MODIFICATION": as defined in SECTION 9.1.

               "MOODY'S": Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

               "MOST RECENT FISCAL QUARTER": as of any date of determination, the most recent fiscal quarter for which financial statements of the Borrower have been filed with the SEC or, in any event, if such date of determination occurs 45 or more days after the end of the most recent fiscal quarter, the most recent fiscal quarter ending prior to such date of determination.

               "MOST RECENT RATIO OF CONSOLIDATED DEBT TO CONSOLIDATED EBITDA": at any date, the ratio of Consolidated Debt as of the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to SECTION 5.1 (after giving effect to all payments made on such date) to Consolidated EBITDA for the period of four consecutive fiscal quarters ending on the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to
     SECTION 5.1; PROVIDED, HOWEVER, that on the date of any Purchase, the "MOST RECENT RATIO OF CONSOLIDATED DEBT TO CONSOLIDATED EBITDA" shall be recalculated effective until the date of delivery of the next quarterly financial statements as the ratio of Consolidated Debt as of the date of any such Purchase (and after giving effect to any Indebtedness incurred or assumed in connection therewith) to Consolidated EBITDA for the four fiscal quarter period ending as of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to SECTION 5.1 (calculated on a PRO FORMA basis as set forth in the definition of Consolidated EBITDA after giving effect to the Purchase); PROVIDED, FURTHER, HOWEVER, that if the Borrower fails to deliver such financial statements as required by ARTICLE V and further fails to remedy such default within five days of notice thereof from the Administrative Agent, then, without prejudice to any other rights of any Lender hereunder, the "Most Recent Ratio of Consolidated Debt to Consolidated EBITDA" shall be deemed to be greater than 1.5 to 1.0 as of the date such financial statements were required to be delivered under SECTION 5.1.

               "MULTIEMPLOYER PLAN": any plan described in Section 4001(a)(3) of ERISA to which contributions are or, within the immediately preceding six years, have been made or required by the Borrower or any of its Subsidiaries or ERISA Affiliates.

               "NET PROCEEDS": the aggregate cash proceeds received from any Material Asset Disposition (including, without limitation, cash received by way of deferred payment pursuant to a note receivable, conversion of non-cash consideration, cash payments in respect of purchase price adjustments or otherwise, but only as and when such cash is received) by the Borrower or any Subsidiary minus the reasonable costs and expenses incurred in connection therewith and any provision for taxes in respect thereof made in accordance with GAAP.

               "NON-CONVERTIBLE CAPITAL STOCK": with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; PROVIDED, HOWEVER, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

               "NON-EXCLUDED TAXES": any present or future taxes, levies, imposts, duties or other charges of whatever nature imposed, collected, withheld or assessed by any Governmental Authority other than franchise taxes and taxes based on, or measured by, net income imposed on the Administrative Agent, any Issuing Bank or any applicable Lender pursuant to the income or franchise tax laws of (i) the U.S., (ii) the jurisdiction of such Person's incorporation or organization, (iii) the jurisdiction where such Person's principal executive office or Lending Office is located or
     (iv) any political subdivision or taxing authority of any one of the foregoing.

               "NON-US PERSON": as defined in SECTION 2.18(c).

               "NOTES": means, respectively (i) individually, each Revolving Note, Swing Line Note or Competitive Bid Note and (ii) collectively, all such promissory notes.

               "NOTICE OF BORROWING": means a request by the Borrower in the form of EXHIBIT 2.1(d).

               "OBLIGATIONS": all Loans, L/C Outstandings and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Loan Party to any Lender, any Issuing Bank, the Administrative Agent or any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

               "OECD": the Organization for Economic Cooperation and
     Development.

               "PAYMENT OFFICE": the address for payments of Loans and reimbursement of Unpaid Drawings set forth on SCHEDULE 9.3 hereto in relation to the Administrative Agent, or such other address as Administrative Agent may from time to time specify in accordance with
     SECTION 9.3.

               "PBGC": the Pension Benefit Guaranty Corporation created by
     Section 4002(a) of ERISA or any successor thereto.

               "PERMITTED ENVIRONMENTAL GUARANTEE OBLIGATIONS": obligations of the Borrower with respect to letters of credit or other similar instruments issued in support of liabilities under Environmental Laws up to an aggregate face amount at any one time outstanding of $20,000,000.

               "PERMITTED INVESTMENTS": any of the following Investments:

                       (i) any evidence of Indebtedness, maturing not more than three (3) years after the date of acquisition thereof, issued by the U.S., or an instrumentality or agency thereof and guaranteed fully as to principal, interest and premium, if any, by the U.S.;

                       (ii) any certificate of deposit that is denominated in Dollars, maturing not more than three (3) years after the date of purchase, issued by a Lender or a commercial banking institution which is a member of the Federal Reserve System and which has a combined capital and surplus and undivided profits of not less than $200,000,000;

                       (iii) commercial paper, maturing not more than two hundred seventy (270) days after the date of acquisition, issued by a corporation organized and existing under the laws of any State of the U.S. or the District of Columbia or

               Canada, which is denominated in Dollars, with a rating, at the date of acquisition thereof, of "Prime-2" (or better) according to Moody's, or "A-2" (or better) according to S & P;

                       (iv) asset-backed securities and/or mortgage-backed securities which have a maturity or for which the holder thereof has the right to put such securities not more than three years after the date of acquisition, which is denominated in Dollars, and which is rated, at the date of acquisition thereof, "Prime-2" (or better) according to Moody's, or "A-2" (or better) according to S&P.

                       (v) securities of the type described in CLAUSES (i) THROUGH (iv), inclusive, above purchased under agreements to resell such securities to any broker/dealer or any commercial bank, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed rating at the time of the acquisition of "Prime-2" (or better) according to Moody's, or "A-2" (or better) according to S & P;

                       (vi) shares of mutual funds registered under the Investment Company Act of 1940, as amended, or collective trust funds maintained by commercial banks, in each case whose only assets are obligations of the type described in CLAUSES (i) THROUGH (v), inclusive, above;

                       (vii) Intercompany Indebtedness and Intercompany Guaranties to the extent permitted by SECTION 6.2(a) and SECTION 6.3(g);

                       (viii) Investments made solely as a result of mergers,
               acquisitions or consolidations permitted under SECTION 6.5;

                       (ix) any purchase of all or a significant part of the assets of a business conducted by another Person which as a result of such Investment becomes a Wholly-Owned Subsidiary of the Borrower or, except as permitted under SECTION 6.5, any merger, consolidation or amalgamation with any other Person (any such purchase, Investment or merger a "PURCHASE"); PROVIDED, HOWEVER, that such a Purchase shall not be permitted unless, (i) after giving effect thereto on a PRO FORMA basis for the period (the "PRO FORMA PERIOD") of four fiscal quarters ending with the fiscal quarter for which financial statements have most recently been delivered (or were required to be delivered) under
               SECTION 5.1 (on the basis that (A) Indebtedness incurred or assumed in connection with such Purchase was incurred or assumed at the beginning of the Pro Forma Period, (B) if such Indebtedness bears interest at a floating rate, interest expense for the Pro Forma Period shall be calculated at the rate in effect on the date of such Purchase, and (C) all income and expenses associated with the assets or entity acquired in connection with such Purchase for the most recently ended four fiscal quarter period for which such income and expense amounts are available (with good faith estimates thereof being permitted if financial statements indicating such amounts are not available) shall be treated as being earned or incurred by Borrower over the Pro Forma Period on a PRO FORMA basis), no Event of Default or Unmatured

               Event of Default would exist hereunder; (ii) the Borrower and its Subsidiaries have complied with the requirement of SECTION 5.1 hereof with respect to any required execution of the Subsidiary Guarantee Agreement; and (iii) such Purchase has been approved by the board of directors of the Person to be acquired;

                       (x) loans or advances to employees made in the ordinary course of business;

                       (xi) Investments in overnight time deposits and Eurodollar deposits in branches or offices of banking institutions described in CLAUSE (ii) above;

                       (xii)  Investments in Subsidiaries;

                       (xiii) Investments in an aggregate amount at any time not
               to exceed $50,000,000 in any evidence of Indebtedness the interest on which is exempt from federal income taxation under the Code, of issuers with long-term debt ratings, at any date of determination, of "A2" (or better) according to Moody's or "A" (or better) according to S&P and/or auction rate preferred stock issued by a corporation or association organized and existing under the laws of any State of the U.S. or the District of Columbia, with a long-term debt rating, at any date of determination, of "A2" (or better) according to Moody's or "A" (or better) according to S&P;

                       (xiv) loans to and Guarantee Obligations for the account of distributors made in the ordinary course of business in an amount as to each distributor not in excess of the greater of purchases for the preceding three months or projected three months of purchases;

                       (xv) Investments made by Pearl City Insurance Company that would be Permitted Investments pursuant to clauses (i) through (x) above but for the maturity limitations set forth for any of such investments; and

                       (xvi) Investments not otherwise permitted hereunder in an aggregate amount outstanding at any time outstanding not to exceed 15% of Consolidated Tangible Net Assets.

               "PERMITTED LIENS": any of the following Liens:

                       (i) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen; PROVIDED, HOWEVER, payment thereof is not later than the time required by SECTION 5.5;

                       (ii) Liens in an aggregate amount not to exceed $35,000,000 at any time of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which Borrower or a Subsidiary of Borrower shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                       (iii) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; PROVIDED, HOWEVER, in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                       (iv) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of Borrower and its Subsidiaries;

                       (v) Liens securing Indebtedness of a Subsidiary of the Borrower to Borrower or to another Subsidiary of the Borrower;

                       (vi) Liens existing as of the Closing Date and reflected on SCHEDULE 6.4 hereto and Liens incurred in connection with the refinancing of Indebtedness secured thereby so long as no such Lien extends to any property not subject thereto as of the Closing Date (other than improvements thereto or, if required by the terms of the document or instrument creating or governing such Lien as in effect on the Closing Date, additions thereto and replacements and substitutions therefor);

                       (vii) customary rights of setoff, revocation, refund or chargeback under deposit agreements or under the UCC of banks or other financial institutions where the Borrower or its Subsidiaries maintain deposits in the ordinary course of business; and

                       (viii)        Liens not described in CLAUSES (i) THROUGH
               (vii); PROVIDED, HOWEVER, that the aggregate amount of Indebtedness secured by Liens permitted under this clause (viii), when added (without duplication) to (A) the aggregate amount of Indebtedness then outstanding and permitted under SECTION 6.2(d),(B) the amount of Guarantee Obligations outstanding and permitted under SECTION 6.3(g), and (C) the aggregate amount of all Attributable Debt of Borrower and its Subsidiaries then outstanding, shall not exceed 15% of Consolidated Net Tangible Assets.

               "PERSON": an individual or a corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind provided; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such persons.

               "PLAN": any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, which may hereafter be or has been established or maintained, within the immediately preceding six years, or to which contributions are or, within the immediately preceding six years, have been made, by Borrower or any of its Subsidiaries or ERISA Affiliates, but not including any Multiemployer Plan.

               "PLAN ADMINISTRATOR": has the meaning assigned to the term "administrator" in Section 3(16)(A) of ERISA.

               "PLAN SPONSOR": has the meaning assigned to the term "plan sponsor" in Section 3(16)(B) of ERISA.

               "PRIME LENDING RATE": the rate which BT announces from time to time as its prime lending rate, base rate or equivalent, as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate. The Prime Lending Rate shall change automatically and without notice from time to time as and when BT changes its prime lending rate, base rate or equivalent.

               "PRO FORMA PERIOD": as defined in CLAUSE (ix) of the definition of "PERMITTED INVESTMENTS".

               "PURCHASE": as defined in CLAUSE (ix) of the definition of "PERMITTED INVESTMENTS".

               "QUALIFIED ASSETS" as defined in SECTION 2.8(b).

               "REDEEMABLE STOCK": any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Termination Date (as the same may be extended pursuant to the terms hereof) or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of such Termination Date.

               "REFUNDED SWING LINE LOANS": as defined in SECTION 2.2(d).

               "REGISTER": as defined in SECTION 9.12.

               "REGULATION D", "REGULATION T", "REGULATION U" and "REGULATION X"; Regulations D, T, U and X, respectively, of the Board as from time to time in effect and any successor to all or a portion of any thereof.

               "RELEASE": any release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, deposit, disposal, discharge, dispersal, escape, leaching or migration in violation of any Environmental Law into the indoor or outdoor environment or into or out of any property of the Borrower or its Subsidiaries or any location to which the Borrower or any Subsidiary has transported or arranged for the transportation of any Contaminant, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property of the Borrower or its Subsidiaries, any adjacent property or any location to which the Borrower or any Subsidiary has transported or arranged for the transportation of any Contaminant.

               "REMEDIAL ACTION": actions required under applicable Environmental Laws to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent or minimize the Release or threat of Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial or post-remedial studies and investigations and post-remedial monitoring and care or any other studies, reports or investigations relating to Contaminants.

               "REPORTABLE EVENT": a "reportable event" described in
     Section 4043(b) of ERISA unless notice of such event is not required by the regulations thereunder or receipt of a notice of withdrawal liability with respect to a Multiemployer Plan pursuant to Section 4202 of ERISA.

               "REQUEST FOR A LETTER OF CREDIT": as defined in SECTION 2.4(c).

               "REQUIREMENT OF LAW": as to any Person, any law (including common law), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, including without limitation, any Environmental Law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "REVOLVING COMMITMENT": as to any Lender, the obligation of such Lender to (a) make Revolving Loans to the Borrower, (b) participate in Swing Line Loans made to the Borrower, and (c) participate in Letters of Credit issued by the Issuing Banks on the application of the Borrower, in an aggregate principal and/or Stated Amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE 1.1 under the heading "REVOLVING COMMITMENT", as such amount may be increased or reduced from time to time in accordance with the terms hereof.

               "REVOLVING LOANS": as defined in SECTION 2.1(a).

               "REVOLVING NOTE": as defined in SECTION 2.1(c).

               "SALE AND LEASEBACK TRANSACTION": any arrangement, directly or indirectly, with any Person whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property.

               "S&P": Standard & Poor's Ratings Services, a division of the McGraw Hill Companies, Inc. or any successor to the rating agency business thereof.

               "SEC": as defined in SECTION 5.2(d).

               "STATE": any state of the United States, the District of Columbia, and the Commonwealth of Puerto Rico.

               "STATED AMOUNT": with respect to any Letter of Credit as of any date of determination, the maximum amount available to be drawn thereunder in accordance with its terms (assuming compliance by the drawer with such terms).

               "STATUS": as to the Borrower, the existence of Level I Status, Level II Status, or Level III Status, as the case may be.

               "SUBSIDIARY": as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or by one or more Subsidiaries, or by such Person and one or more Subsidiaries. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower.

               "SUBSIDIARY GUARANTEE AGREEMENT": the Subsidiary Guarantee Agreement in substantially the form of EXHIBIT 1.1 hereto, dated as of the date hereof, made by the Subsidiary Guarantors in favor of the beneficiaries named therein, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

               "SUBSIDIARY GUARANTOR": individually, each of the Subsidiaries of the Borrower identified on SCHEDULE 3.5 as a Material Subsidiary signatory to the Subsidiary Guarantee Agreement and such other Material Subsidiaries from time to time party to such Agreement and collectively, all of such Material Subsidiaries.

               "SWING LINE COMMITMENT": of the Swing Line Lender at any date, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to SECTION 2.2 in the amount referred to therein.

               "SWING LINE LENDER": BT.

               "SWING LINE LOANS": as defined in SECTION 2.2(a).

               "SWING LINE LOAN PARTICIPATION CERTIFICATE": a certificate, substantially in the form of EXHIBIT 2.2(e).

               "SWING LINE NOTE": as defined in SECTION 2.2(b).

               "SYNDICATION DATE": as defined in the preamble.

               "SYNDICATION DATE": as defined in SECTION 2.1(b).

               "TERMINATION DATE": the earlier to occur of

               (a)     May 10, 2006, subject to any extension pursuant to
     SECTION 2.5 hereof; and

               (b) the date on which the Revolving Commitments shall otherwise terminate in accordance with the provisions of this Agreement.

               "TERMINATION EVENT" means (i) a Reportable Event (other than a Reportable Event not subject to the provisions for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan in a distress termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the involuntary termination of, or the appointment of a trustee to administer, any Plan, or (vi) the imposition of liability of Borrower or any of its ERISA Affiliates pursuant to Sections 4064 or 4069 of ERISA, which, in the case of any event described in clauses (i) through (vi) above, would cause the sum of the Borrower's and its ERISA Affiliates' liabilities (after giving effect to the tax consequences thereof) resulting from or otherwise associated with such event to exceed $10,000,000.

               "TRANSACTION": shall mean and include each of the Borrowings occurring on the Closing Date, the Existing Credit Facility Refinancing, and the payment of fees and expenses in connection with the foregoing.

               "TYPE": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan, and as to any Competitive Loan, its nature as a Eurodollar Competitive Loan or a Fixed Rate Competitive Loan.

               "UNMATURED EVENT OF DEFAULT": an event, act, condition or occurrence which with the giving of notice or the lapse of time (or both) would become an Event of Default.

               "UNMATURED BANKRUPTCY EVENT OF DEFAULT": an event, act, condition or occurrence which with the giving of notice or the lapse of time (or both) would become a Bankruptcy Event of Default.

               "UNPAID DRAWING" has the meaning set forth in SECTION 2.4(e).

               "U.S.": the United States of America, its territories, its possessions and all other areas subject to its jurisdiction.

               "VOTING SECURITIES": any class of Capital Stock of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

               "WHOLLY-OWNED SUBSIDIARY": with respect to any Person, any Subsidiary of such Person, all of the outstanding shares of capital stock of which (other than qualifying shares required to be owned by directors) are at the time owned directly or indirectly by such Person and/or one or more Wholly-Owned Subsidiaries of such Person; PROVIDED, HOWEVER, that if
     (i) all of the outstanding shares of capital stock of Hearth-Tech cease to be owned by the Borrower and one or more Wholly-Owned Subsidiaries of the Borrower solely because of the issuance by Hearth-Tech of capital stock as permitted by SECTION 6.8, and (ii) Hearth-Tech remains consolidated with the Borrower for financial purposes in accordance with GAAP, Hearth-Tech and each of its Wholly-Owned Subsidiaries shall be deemed to be a Wholly-Owned Subsidiary of the Borrower.

               "WITHDRAWAL LIABILITY": liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

               "WRITTEN" or "IN WRITING": any form of written communication or a communication by means of a telecopier device or authenticated telex, telegraph or cable.

     1.2.      ACCOUNTING TERMS, FINANCIAL STATEMENTS.

     All accounting terms used herein shall have the respective meanings given to them in accordance with GAAP, unless otherwise provided herein. All computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with GAAP, unless otherwise provided herein.

     1.3.      OTHER DEFINITIONAL TERMS.

     The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Recital, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

                         II. AMOUNT AND TERMS OF CREDITS

     2.1.      REVOLVING CREDIT BORROWINGS.

     (a)       Revolving Commitments.

     Subject to the terms and conditions hereof, each Lender having a Revolving Commitment hereunder severally agrees to make revolving loans in Dollars ("REVOLVING LOANS") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Commitment Percentage of the Exposure Amount to be outstanding immediately after giving effect to the use of proceeds of such Revolving Loans, does not exceed the amount of such Lender's Revolving Commitment. During the Commitment Period, the Borrower may use the Revolving Commitments by borrowing, repaying and, to the extent permitted, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event (after giving effect to the use of proceeds of any Borrowing) shall (i) any Lender's Commitment Percentage of a Borrowing of Revolving Loans exceed such Lender's Available Revolving Commitment at the time of such Borrowing or (ii) the aggregate Exposure Amount at any one time outstanding exceed the Aggregate Revolving Commitments of all Lenders then in effect.

     (b) REVOLVING LOANS. The Revolving Loans may from time to time be (i) Eurodollar Revolving Loans, (ii) Base Rate Loans, or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with SECTIONS 2.1(d) AND 2.12; PROVIDED, HOWEVER, that no Revolving Loan shall be made as a Eurodollar Revolving Loan after the day that is one month prior to the Termination Date and that no Revolving Loan maintained as a Eurodollar Revolving Loan having an Interest Period greater than one month may be incurred prior to the earlier of (1) the 30th day after the Closing Date or (2) that date upon which the Syndication Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication has been completed, (the "SYNDICATION DATE").

     (c) REVOLVING NOTES. The Revolving Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of
EXHIBIT 2.1(c), with appropriate insertions as to payee, date and principal amount (a "REVOLVING NOTE"), payable to the order of such Lender and in a principal amount equal to the lesser of (i) the amount of the initial Revolving Commitment of such Lender and (ii) the aggregate unpaid principal amount of all Revolving Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Revolving Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Note (or otherwise on the records of such Lender), and any such recordation shall (in the absence of manifest error) constitute prima facie evidence of the accuracy of the information so recorded; PROVIDED, HOWEVER, that the failure of a Lender to make any such recordation on its Revolving Note shall not affect the obligations of the Borrower thereunder or under this Agreement. Each Revolving Note shall (x) be dated the date hereof, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with SECTION 2.9.

     (d) PROCEDURE FOR REVOLVING CREDIT BORROWING. The Borrower may borrow Revolving Loans under the Revolving Commitments during the Commitment Period on any Business Day; PROVIDED, HOWEVER, that Borrower shall give the Administrative Agent irrevocable Notice of Borrowing (which Notice of Borrowing must be received by the Administrative Agent (a) prior to 12:00 Noon, New York City time, three Business Days prior to the requested borrowing date, if all or any part of the requested Revolving Loans are to be Eurodollar Revolving Loans, or
(b) prior to 10:00 A.M., New York City time, on the requested borrowing date with respect to Base Rate Borrowings), specifying (i) the amount to be borrowed,
(ii) the
requested borrowing date, (iii) whether the Borrowing is to be of Eurodollar Revolving Loans, Base Rate Loans, or a combination thereof and (iv) if the Borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor (such notice to be promptly confirmed in writing if given telephonically). Each Borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Revolving Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; PROVIDED, HOWEVER, that any Borrowing of Revolving Loans to be used solely to pay the aggregate amount of Swing Line Loans then outstanding may be in the aggregate principal amount of such Swing Line Loans. Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. More than one Borrowing may be incurred on any date. At no time shall there be outstanding more than five (5) Borrowings of Eurodollar Revolving Loans. Each Lender will make the amount of its Commitment Percentage of each Borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in SCHEDULE 9.3 prior to 12:00 Noon, New York City time, on the borrowing date requested in accordance with the provisions of this SECTION 2.1(d) by the Borrower in funds immediately available to the Administrative Agent. Such Borrowing will then (on the same borrowing date) be made available to the Borrower by the Administrative Agent's crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

     2.2.      SWING LINE BORROWINGS.

     (a) SWING LINE COMMITMENT. Subject to the terms and conditions hereof, the Swing Line Lender in its individual capacity agrees to make swing line loans in Dollars ("SWING LINE LOANS") to the Borrower on any Business Day from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $10,000,000; PROVIDED, HOWEVER, that in no event may the amount of any Borrowing of Swing Line Loans (i) exceed the aggregate Available Revolving Commitments of all Lenders immediately prior to such Borrowing (after giving effect to the use of proceeds thereof) or (ii) cause the outstanding Revolving Loans of any Lender, when added to such Lender's Commitment Percentage of the then outstanding Swing Line Loans (after giving effect to the use of proceeds of such Swing Line Loans) to exceed such Lender's Revolving Commitment. Amounts borrowed by the Borrower under this SECTION 2.2 may be repaid and, to but excluding the Termination Date, reborrowed.

     (b) SWING LINE NOTE. The Swing Line Loans shall be evidenced by a promissory note of the Borrower substantially in the form of EXHIBIT 2.2(b), with appropriate insertions (the "SWING LINE NOTE"), payable to the order of the Swing Line Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in SECTION 2.9(a). The Swing Line Lender is hereby authorized to record the borrowing date, the amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Swing Line Note (or otherwise on the records of the Swing Line Lender) and, in the absence of manifest error, any such recordation shall constitute PRIMA FACIE

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evidence of the accuracy of the information so recorded; PROVIDED, HOWEVER, that the failure of the Swing Line Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Swing Line Note. The Swing Line Note shall (a) be dated the date hereof, (b) be stated to mature on the Termination Date and (c) bear interest for the period from the Closing Date on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, SECTION 2.9(a).

     (c) PROCEDURE FOR SWING LINE BORROWING. The Swing Line Loans shall be made and maintained as Base Rate Loans and, notwithstanding SECTION 2.12, shall not be entitled to be converted into any other Type of Loan. The Borrower shall give the Swing Line Lender irrevocable Notice of Borrowing (which Notice of Borrowing must be received by the Swing Line Lender prior to 12:00 Noon, New York City time), on the requested borrowing date (which shall be a Business Day) specifying the amount of each requested Swing Line Loan, which shall be in a minimum amount of $1,000,000 or a multiple thereof (such notice to be promptly confirmed in writing if given telephonically). Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify the Swing Line Lender thereof. The proceeds of each Swing Line Loan will then (on the requested borrowing date) be made available to the Borrower by the Swing Line Lender by crediting the account of the Borrower on the books of the office of the Swing Line Lender specified in SCHEDULE 9.3 with such proceeds.

     (d) REFUNDING OF SWING LINE LOANS. The Swing Line Lender, at any time in its sole and absolute discretion, may on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to so act on its behalf) request each Lender (including the Swing Line Lender) to make a Revolving Loan in an amount equal to such Lender's Commitment Percentage of the principal amount of the Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such Notice of Borrowing is given; PROVIDED, HOWEVER, that such notice shall be deemed to have automatically been given upon the occurrence of a Bankruptcy Event of Default. Unless a Bankruptcy Event of Default shall have occurred (in which event the procedures of SECTION 2.2(e) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied, each Lender shall make the proceeds of its Revolving Loan available to the Swing Line Lender at its office specified in
SCHEDULE 9.3 prior to 11:00 A.M., New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the Refunded Swing Line Loans.

     (e) PARTICIPATION IN SWING LINE LOANS. If, prior to the making of a Revolving Loan pursuant to SECTION 2.2(d), a Bankruptcy Event of Default shall have occurred or if for any other reason a Revolving Loan cannot be made pursuant to SECTION 2.2(d), then, subject to the provisions of SECTION 2.2(f) below, each Lender will, on the date such Revolving Loan was to have been made, purchase (without recourse or warranty) from the Swing Line Lender an undivided participating interest in the Refunded Swing Line Loan in an amount equal to its Commitment Percentage of such Refunded Swing Line Loan. Upon request, each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Lender a

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Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

     (f) LENDERS' OBLIGATIONS UNCONDITIONAL. Each Lender's obligation to make Revolving Loans in accordance with SECTION 2.2(d) and to purchase participating interests in accordance with SECTION 2.2(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Event of Default or Unmatured Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (iv) any breach of this Agreement by the Borrower or any other Person; (v) any inability of the Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to the Swing Line Lender the amount required pursuant to SECTION 2.2(d) OR 2.2(e) above, as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Effective Rate for the first two Business Days and at the Base Rate thereafter. Notwithstanding the foregoing provisions of this SECTION 2.2(f), no Lender shall be required to make a Revolving Loan to the Borrower for the purpose of refunding a Swing Line Loan pursuant to SECTION 2.2(d) above or to purchase a participating interest in a Swing Line Loan pursuant to SECTION 2.2(e) above if an Event of Default or Unmatured Event of Default has occurred and is continuing and, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender has received written notice from such Lender specifying that such Event of Default or Unmatured Event of Default has occurred and is continuing, describing the nature thereof and stating that, as a result thereof, such Lender shall cease to make such Refunded Swing Line Loans and purchase such participating interests, as the case may be; PROVIDED, HOWEVER, that the obligation of such Lender to make such Refunded Swing Line Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (i) the date upon which such Lender notifies the Swing Line Lender that its prior notice has been withdrawn and (ii) the date upon which the Event of Default or Unmatured Event of Default specified in such notice no longer is continuing in accordance with the terms hereof.

     2.3.      COMPETITIVE BORROWINGS.

     (a) The Competitive Bid Option. In addition to the Revolving Loans which may be made available pursuant to Section 2.1, the Borrower may, as set forth in this Section 2.3, request the Competitive Bid Lenders to make offers to make Competitive Loans in Dollars to the Borrower during the Commitment Period; PROVIDED, HOWEVER, that at no time shall the aggregate amount of Competitive Loans exceed 50% of the Aggregate Revolving Commitments; PROVIDED, FURTHER, that at no time shall the aggregate Exposure Amount exceed the Aggregate Revolving Commitments then in effect. The Lenders may, but shall have no obligation to, make such offers, and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3. Upon the request of any Competitive Bid Lender, the Borrower shall execute and deliver a promissory note with respect to Competitive Loans to be made by such Lender, substantially in the form of EXHIBIT 2.3(a) with appropriate insertions as

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to payee and date (a "Competitive Bid Note") payable to the order of such Lender and in a principal amount equal to the aggregate unpaid principal amount of all Competitive Loans, if any, made by such Lender.

     (b) COMPETITIVE BID REQUEST. When the Borrower wishes to request offers to make Competitive Loans under this SECTION 2.3, it shall transmit to the Administrative Agent a Competitive Bid Request to be received no later than 12:00 Noon (New York City time) on (x) the fourth Business Day prior to the requested date of borrowing in the case of a Borrowing of Eurodollar Competitive Loans or (y) the second Business Day prior to the requested date of borrowing in the case of a Borrowing of Fixed Rate Competitive Loans, specifying:

               (i)     the proposed date of Borrowing, which shall be a Business
     Day,

               (ii) the aggregate principal amount of such Borrowing, which shall be $20,000,000 or a multiple of $5,000,000 in excess thereof,

               (iii) whether the Borrowing then being requested is to be of Eurodollar Competitive Loans or Fixed Rate Competitive Loans or some combination thereof, and

               (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "INTEREST PERIOD" contained in SECTION 1.1.

A Competitive Bid Request that does not conform substantially to the format of
EXHIBIT 2.3(b) may be rejected by the Administrative Agent in its sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection. The Borrower may request offers to make Competitive Loans for more than one Interest Period in a single Competitive Bid Request. No Competitive Bid Request shall be given within three Business Days of any other Competitive Bid Request.

     (c) INVITATION FOR COMPETITIVE BIDS. Promptly after its receipt of a Competitive Bid Request (but, in any event, no later than 3:00 P.M. (New York City time), on the date of the Administrative Agent's receipt of such Competitive Bid Request, conforming to the requirements of SECTION 2.3(b) above, the Administrative Agent shall send to each of the Competitive Bid Lenders an Invitation for Competitive Bids which shall constitute an invitation by the Borrower to each such Lender to bid, on the terms and conditions of this Agreement to make Competitive Loans pursuant to the Competitive Bid Request; PROVIDED, HOWEVER, that unless such Competitive Bid Lender or any Affiliate of such Lender has Revolving Loans or a Revolving Commitment hereunder, such Competitive Bid Lender shall not be eligible to participate in competitive bidding hereunder.

     (d)       Submission and Contents of Competitive Bids.

               (i) Each Lender to which an Invitation for Competitive Bids is sent may submit a Competitive Bid containing an offer or offers to make Competitive Loans in response to such Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this SECTION 2.3(d) and must be submitted to the Administrative Agent at its offices specified in SCHEDULE 9.3 not later than 11:00 A.M. (New York City time) on (x) the third Business Day prior to the requested date of borrowing in the case of

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     a Borrowing of Eurodollar Competitive Loans, or (y) one Business Day prior to the requested date of borrowing in the case of a Borrowing of Fixed Rate Competitive Loans; PROVIDED, HOWEVER, that any Competitive Bids submitted by the Administrative Agent in the capacity of a Lender may only be submitted if the Administrative Agent notifies Borrower of the terms of the offer or offers contained therein not later than fifteen minutes prior to the deadline for the other Lenders. A Competitive Bid submitted by a Lender pursuant to this SECTION 2.3(d) shall be irrevocable.

               (ii) Each Competitive Bid shall be in substantially the form of EXHIBIT 2.3(d) and shall specify:

                       (A)    the date of the proposed Borrowing,

                       (B) the principal amount of the Competitive Loan for which each such offer is being made, which principal amount (w) may be greater than, equal to or less than, the Revolving Commitment of the quoting Lender, (x) must be in a minimum principal amount of $1,000,000 or a multiple of $1,000,000 in excess thereof, (y) may not exceed the principal amount of Competitive Loans for which offers were requested and (z) if more than one offer is quoted by such Lender, may be subject to a limitation as to the maximum aggregate principal amount of Competitive Loans for which offers being made by such quoting Lender may be accepted,

                       (C) in the case of a Borrowing of Eurodollar Competitive Loans, the Margin offered for each such Competitive Loan, expressed as a percentage (specified in increments of 1/1,000th of 1%) to be added to or subtracted from such base rate, which margin shall include the incremental rate, if any, necessary to compensate such Lender for any then applicable reserve or other similar requirements,

                       (D) in the case of a Borrowing of Fixed Rate Competitive Loans, the rate of interest per annum (specified in increments of 1/1,000th of 1%) offered for each such Competitive Loan, and

                       (E)    the identity of the quoting Lender.

A Competitive Bid may set forth up to five separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bids. Any Competitive Bid shall be disregarded by the Administrative Agent if the Administrative Agent determines that it: (A) is not substantially in the form of EXHIBIT 2.3(d) or does not specify all of the information required by SECTION 2.3(d)(ii); (B) contains qualifying, conditional or similar language (except for a limitation on the maximum principal amount which may be accepted); (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids or (D) arrives after the time set forth in SECTION 2.3(d)(i).

     (e) NOTICE TO BORROWER. The Administrative Agent shall promptly (and, in any event, by 11:30 A.M. (New York City time) on the date of receipt of Competitive Bids notify the Borrower, by telecopy, of all the Competitive Bids made, the Competitive Bid Rate and the

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principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this
SECTION 2.3.

     (f) ACCEPTANCE AND NOTICE BY BORROWER. The Borrower may in its sole discretion, subject only to the provisions of this SECTION 2.3(f), accept or reject any Competitive Bid referred to in SECTION 2.3(e) above. The Borrower shall notify the Administrative Agent by telephone, confirmed immediately thereafter by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it wishes to accept any or all of the bids referred to in paragraph (e) above not later than (x) 1:00 P.M. (New York City time), on
(x) the third Business Day prior to the requested date of borrowing in the case of a Borrowing of Eurodollar Competitive Loans, or (y) one Business Day prior to the requested date of borrowing in the case of a Borrowing of Fixed Rate Competitive Loans; PROVIDED, HOWEVER, that:

               (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in SECTION 2.3(e) above;

               (ii) the aggregate principal amount of the Competitive Bids accepted by the Borrower may not exceed the lesser of (A) the principal amount set forth in the related Competitive Bid Request and (B) the excess, if any, of the aggregate Revolving Commitments of all Lenders then in effect over the aggregate principal amount of all Loans outstanding immediately prior to the making of such Competitive Loans (after giving effect to the use of proceeds thereof),

               (iii) the principal amount of each Competitive Borrowing must be $20,000,000 or a whole multiple of $5,000,000 in excess thereof,

               (iv) unless there are any limitations contained in a quoting Lender's Competitive Bid, the Borrower may not accept a Competitive Bid made at a particular Competitive Bid Rate if it has decided to reject any portion of a bid made at a lower Competitive Bid Rate for the same Interest Period, and

               (v) the Borrower may not accept any Competitive Bid that is disregarded by the Administrative Agent pursuant to SECTION 2.3(d) (ii) or that otherwise fails to comply with the requirements of this Agreement.

A notice given by the Borrower pursuant to this SECTION 2.3(f) shall be irrevocable.

     (g) ALLOCATION BY ADMINISTRATIVE AGENT. If offers are made by two or more Lenders with the same Competitive Bid Rates for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in integral multiples of $1,000,000), as the Administrative Agent may deem appropriate in proportion to the aggregate principal amounts of such offers.

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     (h)       NOTIFICATION OF ACCEPTANCE. The Administrative Agent shall promptly (and, in any event, by 2:00 P.M. (New York City time) on the date of receipt of the Competitive Bid Accept/Reject Letter notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate), and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

     (i) FUNDING OF THE COMPETITIVE LOANS. Each Lender that has received notice pursuant to SECTION 2.3(h) that its Competitive Bid has been accepted shall make the amounts of such Loans available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office by 12:00 Noon (New York City time) on such date of Borrowing, by payment in funds immediately available to and freely transferable to the Administrative Agent. Unless any applicable condition specified in ARTICLE IV has not been satisfied, the proceeds of all such Loans will then (on the same borrowing date) be made available to the Borrower by the Administrative Agent at such office by crediting the account of the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

     (j) NO ADDITIONAL RIGHTS. Nothing in this SECTION 2.3 shall be construed as a right of first offer in favor of the Lenders or otherwise to limit the ability of the Borrower to request and accept any other credit facilities from any Person (including any of the Lenders); PROVIDED, HOWEVER, that no Event of Default or Unmatured Event of Default would otherwise arise or exist as a result of the Borrower executing, delivering or performing under such other credit facilities.

     (k) REDUCTION OF AVAILABLE REVOLVING COMMITMENTS. Each outstanding Competitive Loan shall reduce PRO TANTO the aggregate Available Revolving Commitment of all the Lenders, but shall not otherwise reduce or affect the Available Revolving Commitment or Commitment Percentage of any Lender which makes a Competitive Loan.

     2.4.      LETTERS OF CREDIT.

     (a)       General Provisions Relating to Letters of Credit

               (i) Subject to and upon the terms and conditions set forth herein, the Borrower may request that either Issuing Bank (such determination to be made in the Borrower's sole discretion) issue, at any time and from time to time on and after the Closing Date and prior to the 30th day prior to the Termination Date, for the account of the Borrower, an irrevocable standby or direct-pay letter of credit, in a form customarily used by such Issuing Bank or in such other form as is reasonably acceptable to such Issuing Bank (each such letter of credit, a "LETTER OF CREDIT" and, collectively, the "LETTERS OF CREDIT"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only. SCHEDULE
     2.4 contains a description of all letters of credit which were issued by the Northern Trust Company and outstanding for the account of the Borrower on the Closing Date (each such letter of credit an "EXISTING LETTER OF CREDIT"). Subject to the terms and conditions hereof, each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder. At any time the Borrower needs a letter of credit, it shall first request a Letter of Credit to be issued hereunder, unless the

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     Borrower shall not be in compliance with SECTION 2.4(b)(i) as a result of the issuance of such Letter of Credit.

               (ii) Subject to and upon the terms and conditions set forth herein, each Issuing Bank agrees that it will, at any time and from time to time on and after the Closing Date and prior to the 30th day prior to the Termination Date, following its receipt of a Request for Letter of Credit, issue for account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to an Event of Default or an Unmatured Event of Default, PROVIDED that an Issuing Bank shall not be under any obligation to issue any Letter of Credit if at the time of such issuance:

                       (1) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect with respect to such Issuing Bank on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Bank as of the date hereof and which such Issuing Bank reasonably and in good faith deems material to it; or

                       (2) such Issuing Bank shall have received from the Borrower, any other Loan Party or the Majority Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of SECTION 2.4(c)(ii) below.

     (b)       Maximum L/C Outstandings; Final Maturities.

     Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued, the Stated Amount of which, when added to the aggregate L/C Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the Letter of Credit in question) at such time would (x) exceed $50,000,000 or (y) cause the aggregate Exposure Amount to exceed the Aggregate Revolving Commitments then in effect, and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of
(x) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be extendible for successive periods of up to 12 months, but, in each case, not beyond the third Business Day prior to the Termination Date, on terms acceptable to the applicable Issuing Bank) and
(y) three Business Days prior to the Termination Date.

     (c)       Request for Letters of Credit; Minimum Stated Amount.

               (i) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent at the Payment Office and the

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     applicable Issuing Bank at least five Business Days' (or such shorter period as is acceptable to such Issuing Bank) written notice thereof by delivering a Request for Letter of Credit substantially in the form of
     EXHIBIT 2.4(c) (including by way of facsimile).

               (ii) The making of each Request for Letter of Credit shall be deemed to be a representation and warranty by the Borrower to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, SECTION 2.4(b) above. Unless the applicable Issuing Bank has received notice from the Administrative Agent, the Borrower, any other Loan Party or the Majority Lenders before it issues a Letter of Credit that one or more of the conditions specified in SECTION
     4.2 are not then satisfied, or the issuance of such Letter of Credit would violate SECTION 2.4(b) above, then such Issuing Bank shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon the issuance of or modification or amendment to any Letter of Credit, the applicable Issuing Bank shall promptly notify the Borrower and the Administrative Agent, in writing, of such issuance, modification or amendment and such notice shall be accompanied by a copy of such issuance, modification or amendment, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the L/C Participants, in writing, of such issuance, modification or amendment.

               (iii) The initial Stated Amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to the applicable Issuing Bank.

     (d)       Letter of Credit Participations.

               (i) Immediately upon the issuance by an Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Lender (including each Issuing Bank in its capacity (if any) as a Lender) (and each such Lender in its capacity under this SECTION 2.4(d), an "L/C PARTICIPANT"), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such L/C Participant's Commitment Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (each, an "L/C PARTICIPATION").

               (ii) In determining whether to pay under any Letter of Credit, the applicable Issuing Bank shall not have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit issued by it shall not create for such Issuing Bank any resulting liability to the Borrower, any other Loan Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

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               (iii)   In the event that an Issuing Bank makes any payment under
     any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to SECTION 2.4(e)(i) below, such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each L/C Participant of such failure, and each L/C Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such L/C Participant's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 12:00 Noon (New York time) on any Business Day, any L/C Participant required to fund a payment under a Letter of Credit, such L/C Participant's shall make available to such Issuing Bank in Dollars such L/C Participant's Commitment Percentage of the amount of such payment prior to 5:00 P.M. (New York time) on such Business Day in same day funds. If and to the extent such L/C Participant shall not have so made its Commitment Percentage of the amount of such payment available to such Issuing Bank, such L/C Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Effective Rate for the first three days and at the interest rate applicable to Loans that are maintained as Base Rate Loans for each day thereafter. The failure of any L/C Participant to make available to the applicable Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to such Issuing Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to such Issuing Bank such other L/C Participant's Commitment Percentage of any such payment.

               (iv) Whenever an Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the L/C Participants pursuant to SECTION 2.4(d)(iii) above, such Issuing Bank shall pay to each such L/C Participant which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such L/C Participant's share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

               (v) Upon the request of any L/C Participant, the Administrative Agent shall furnish to such L/C Participant copies of any Letter of Credit or amendment thereto, and such other documentation as may reasonably be requested by such L/C Participant.

               (vi) The obligations of the L/C Participants to make payments to each Issuing Bank with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                       (1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

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                       (2)    the existence of any claim, setoff, defense or
               other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Lender, or any other Person (including any Issuing Bank, except for its gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable decision), whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

                       (3) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                       (4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                       (5) the occurrence of any Event of Default or Unmatured Event of Default.

     (e)       Agreement to Repay Letter of Credit Drawings.

               (i) If an Issuing Bank should make any payment or disbursement under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "UNPAID DRAWING"), then, PROVIDED that (x) no Bankruptcy Event of Default or Unmatured Bankruptcy Event of Default shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower) and (y) the Unpaid Drawing is not less than $500,000, and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied, the Unpaid Drawing shall be refinanced as a Revolving Loan in an equivalent amount to the Unpaid Drawing, and the Borrower shall at such time be deemed to have issued to the Administrative Agent a Request for Borrowing in respect of such Unpaid Drawing in accordance with SECTION 2.1(d). Any Loans made under this SECTION 2.4(e)(i) shall be subject to all the provisions concerning Loans in this ARTICLE II, except as provided otherwise in this SECTION 2.4(e) and except that applicable restrictions as to minimum amounts shall not apply to such Loans.

               (ii) If the Unpaid Drawing is an amount less than $500,000, then the Borrower agrees to reimburse the applicable Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office, not later than one Business Day following receipt by the Borrower of notice of payment or disbursement by such Issuing Bank in respect of a Letter of Credit (PROVIDED that no such notice shall be required to be given if a Bankruptcy Event of Default or Unmatured Bankruptcy Event of Default shall have occurred and be continuing, in which case the

     Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at the Default Rate in accordance with
     SECTION 2.9(f). Each Issuing Bank shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, PROVIDED that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

               (iii) The obligations of the Borrower under this SECTION 2.4(e) to reimburse each Issuing Bank with respect to drafts, demands and other presentations for payment under Letters of Credit issued by it (each a "DRAWING") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any of its Subsidiaries may have or have had against any Lender (including in its capacity as an Issuing Bank or as an L/C Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; PROVIDED, HOWEVER, that the Borrower shall not be obligated to reimburse either Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank (as determined by a court of competent jurisdiction in a final and non-appealable decision).

     (f)       Letter of Credit Fees.

               (i) For each Letter of Credit issued by either Issuing Bank, the Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with such Lender's Commitment Percentage, from the Borrower's own funds, a fee equal to the Applicable Margin for Eurodollar Loans per annum (based on a 360 day year for the actual number of elapsed days) TIMES the Stated Amount of all outstanding Letters of Credit, which shall be payable quarterly in arrears on the Interest Payment Date; and to the applicable Issuing Bank, for such Issuing Bank's account, from the Borrower's own funds, a fee in the amount of 0.10% per annum (based on a 360 day year for the actual number of days elapsed) TIMES the Stated Amount of all outstanding Letters of Credit, which shall be payable quarterly in arrears on the Interest Payment Date.

               (ii) The Borrower agrees to pay to each Issuing Bank, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable out of pocket expenses which such Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

     2.5.      EXTENSION OF REVOLVING COMMITMENTS.

     Upon the written request of the Borrower, received by the Administrative Agent not less than sixty days prior to the then current Termination Date and subject to the consent of each Lender willing to grant such request, the Termination Date shall be extended to the date which is three years from the date which is thirty days from the date of such request. The Administrative Agent shall transmit such request to each Lender within one Business Day. The Lenders shall respond through the Administrative Agent to any such request of the Borrower within thirty days of the Borrower's request. Any Lender not responding within thirty days shall be deemed to have declined the request. At the option of the Borrower, any declining Lender's Revolving Commitment may be assumed, in whole or in part, by one or more existing Lenders or other lenders acceptable to the Borrower and the Administrative Agent, upon compliance with
SECTION 9.9; PROVIDED, HOWEVER, Assignee shall pay the $3,500 processing fee required by SECTION 9.1(b). If any such Revolving Commitment is not so replaced within thirty (30) days of the Lender's response, then, at the Borrower's option, either (i) the Borrower shall give prompt written notice to each Lender of its decision to withdraw such request and the Aggregate Revolving Commitments shall terminate on the then current Termination Date or (ii) the Borrower shall give prompt notice of termination of the Revolving Commitment to each and every Lender that has not consented to the extension (to the extent it has not been assumed), with a copy to the Administrative Agent, and shall prepay the Loans of such Lenders on three Business Days' prior notice to such Lenders and the Administrative Agent, which shall reduce the Aggregate Revolving Commitments accordingly (to the extent not assumed), (i) reallocate such Lender's Commitment Percentage of the L/C Outstandings in accordance with SECTION 2.4(d) as if a new Letter of Credit were issued in such amount for the account of the Borrower, and
(ii) if such reallocation results in the aggregate Exposure Amount exceeding the Aggregate Revolving Commitments, secure such excess amount by cash or cash equivalents delivered to and pledged to the Administrative Agent in a manner satisfactory to the Administrative Agent concurrently with the effectiveness of such termination, and the Termination Date shall be extended in accordance with this SECTION 2.5 for the remaining Aggregate Revolving Commitments and SCHEDULE
1.1 shall be amended accordingly; PROVIDED, HOWEVER, that notwithstanding anything in this SECTION 2.5 to the contrary, in the event that less than the Majority Lenders consent to any extension hereunder, the Borrower shall be deemed to have withdrawn its request and the Aggregate Revolving Commitments shall terminate on the then current Termination Date.

     2.6.      TERMINATION OR REDUCTION OF COMMITMENTS; INCREMENTAL FACILITY.

     (a) The Borrower shall have the right, upon not less than one Business Day's notice to the Administrative Agent, to terminate the Revolving Commitments or from time to time to proportionately and permanently reduce the unutilized portion of the Revolving Commitments; PROVIDED, HOWEVER, that no such reductions or termination of the Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayment or payment of the Loans made on the effective date thereof, the then outstanding aggregate principal amount of Loans PLUS the L/C Outstandings would exceed the Aggregate Revolving Commitments then in effect. Any such reduction shall be in a minimum amount equal to $10,000,000 and in increments of $5,000,000 in excess thereof and shall reduce permanently the Revolving Commitments then in effect.

     (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Majority Lenders as provided
SECTION 9.1(b), the Borrower shall have the right, upon five (5) Business Days' prior written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, fees and all other amounts, due and owing to such Lender are repaid, (i) the Lender's Commitment Percentage of the L/C Outstandings is reallocated in accordance with SECTION 2.4(d) as if a new Letter of Credit in such amount were issued for the account of the Borrower, and
(ii) if such reallocation results in the aggregate Exposure Amount exceeding the Aggregate Revolving Commitments, such excess amount is secured by cash or cash equivalents delivered to and pledged to the Administrative Agent in a manner satisfactory to the Administrative Agent concurrently with the effectiveness of such termination, at which time SCHEDULE 1.1 shall be deemed modified to reflect such changed amounts. At such time, such Lender shall no longer constitute a "LENDER" for purposes of this Agreement, except with respect to indemnifications under this Agreement which shall survive as to such repaid Lender.

     (c) Prior to the Termination Date and upon at least 10 days' prior written notice to the Administrative Agent (which notice shall be promptly transmitted by the Administrative Agent to each Lender), the Borrower shall have the right, subject to the terms and conditions set forth below (and at its sole cost and expense), to increase the Aggregate Revolving Commitment; PROVIDED that
(a) no Event of Default or Unmatured Event of Default shall exist at the time of the request or the proposed increase, (b) such increase must be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 above such amount,
(c) the Aggregate Revolving Commitment shall not be increased to an amount greater than TWO HUNDRED TWENTY-FIVE MILLION DOLLARS ($225,000,000), (d) no individual Lender's Revolving Commitment may be increased without such Lender's written consent, (e) the Borrower shall execute and deliver such Revolving Note(s) as are necessary to reflect the increase in the Aggregate Revolving Commitment, (f) such changes shall be made to reflect the revised Aggregate Revolving Commitment and revised Commitment Percentages and (g) if any Revolving Loans are outstanding at the time of an increase in the Aggregate Revolving Commitment, the Lender(s) (or new Lender(s)) taking the amount of the increase in the Aggregate Revolving Commitment shall purchase from existing Lenders a portion of the existing Revolving Loans in an amount necessary such that, after giving effect to the increase in the Aggregate Revolving Commitment, each Lender will hold its Commitment Percentage of outstanding Revolving Loans. In the event that any such purchase occurs on a date other than the end of an Interest Period in respect of any Eurodollar Revolving Loan, the Borrower shall pay any amounts that would be owing to any Lender pursuant to SECTION 2.19 as if such purchase were a prepayment.

Any such increase in the Aggregate Revolving Commitment shall apply, at the option of the Borrower, to (x) the Revolving Commitment of one or more existing Lenders; PROVIDED that any Lender whose Revolving Commitment is being increased must consent in writing thereto and if more than one existing Lender wishes to participate in such increase, then such increase shall be allocated pro rata among such Lenders (based on the amount by which each such Lender was willing to increase its Revolving Commitment) and/or (y) the creation of a new Revolving Commitment to one or more institutions that are not existing Lenders; PROVIDED that any such institution (A) must be reasonably acceptable to the Administrative Agent and (B) must become a Lender under this Agreement by execution and delivery of a joinder agreement in the form attached hereto as Exhibit 2.6(c) or of counterparts to this Agreement in a manner acceptable to the Borrower and the Administrative Agent.

     2.7.      OPTIONAL PREPAYMENTS.

     (a) REVOLVING LOANS. The Borrower may, at any time and from time to time, prepay the Revolving Loans, in whole or in part, without premium or penalty (but subject to the provisions of SECTION 2.19, with respect to Eurodollar Loans), upon irrevocable notice to the Administrative Agent no later than 11:00 A.M. (New York time) at least three Business Days' prior to such prepayment specifying the date and amount of such prepayment, and with respect to Base Rate Loans, upon irrevocable notice to the Administrative Agent no later than 11:00 A.M. (New York time) on the date of such prepayment, specifying the date and amount of such prepayment for such Loans (such notice to be promptly confirmed in writing if given telephonically). Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to
SECTION 2.19. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $5,000,000 and in increments of $1,000,000 in excess thereof.

     (b) COMPETITIVE LOANS. Notwithstanding anything to the contrary contained herein, the Borrower shall not prepay any Competitive Loans except (i) pursuant to ARTICLE VII or (ii) with the consent of the Lender holding such Competitive Loan, with payment of any amount payable under SECTION 2.19 or payment of such other amount as the Borrower and such Lender shall agree.

     (c) SWING LINE LOANS. Upon notice (such notice to be promptly confirmed in writing if given telephonically) to the Administrative Agent, the Borrower may prepay (without premium or penalty) any Swing Line Loans on any Business Day not later than 11:00 A.M. (New York time). Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

     (d) PREPAYMENT OF NON-CONSENTING LENDER. In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Majority Lenders as provided in SECTION 9.1(b), the Borrower shall have the right, upon five (5) Business Days' prior written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to repay all Loans, together with accrued and unpaid interest, fees and all other amounts due and owing to such Lender in accordance with said
SECTION 9.1(b), so long as (A) in the case of the repayment of Loans of any Lender pursuant to this SECTION 2.7(d), the Revolving Commitment of such Lender is terminated concurrently with such repayment and (B) (i) the Lender's Commitment Percentage of the L/C Outstandings is reallocated in accordance with
SECTION 2.4(d) as if a new Letter of Credit in such amount were issued for the account of the Borrower, and (ii) if such reallocation results in the aggregate Exposure Amount exceeding the Aggregate Revolving Commitments, such excess amount is secured by cash or cash equivalents delivered to and pledged to the Administrative Agent in a manner satisfactory to the Administrative Agent concurrently with the effectiveness of such termination, at which time
SCHEDULE 1.1 shall be deemed modified to reflect such changed amounts.

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     2.8.      REPAYMENT OF LOANS; MANDATORY PREPAYMENTS; EVIDENCE OF DEBT.

     (a) The Borrower hereby unconditionally promises to pay to each Lender (i) on the Termination Date, the unpaid principal amount of each Loan (including, without limitation, each Swing Line Loan) made by such Lender and
(ii) on the last day of the applicable Interest Period, the unpaid principal amount of each Competitive Loan made by such Lender. The Borrower hereby further agrees to pay interest in immediately available funds at the office of the Administrative Agent on the unpaid principal amount of such Loans from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in SECTION 2.9.

     (b) The Borrower shall repay the Revolving Loans and permanently reduce the aggregate outstanding Revolving Commitments by the amount equal to the Net Proceeds received by the Borrower and its Subsidiaries from any Material Asset Disposition within 30 days following receipt thereof by Borrower or any of its Subsidiaries PROVIDED, that, at the option of the Borrower and so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, the Borrower may use or cause the appropriate Subsidiary to use the Net Proceeds to purchase assets useful in the business of the Borrower and its Subsidiaries or to purchase all the equity interests of a Person owning such assets (with such assets or interests collectively referred to as "QUALIFIED ASSETS") within 365 days after the consummation (and with the Net Proceeds) of such sale, conveyance or disposition, and in the event the Borrower elects to exercise its right to purchase Qualified Assets with the Net Proceeds pursuant to this clause, the Borrower shall deliver a certificate of a responsible officer to the Administrative Agent within 30 days following the receipt of Net Proceeds setting forth the amount of the Net Proceeds which the Borrower expects to use to purchase Qualified Assets during such 365 day period. If and to the extent that the Borrower has elected to reinvest Net Proceeds as permitted above, then on the date which is 365 days following the receipt of the Net Proceeds, the Borrower shall (1) deliver a certificate of a responsible officer to the Administrative Agent certifying as to the amount and use of such Net Proceeds actually used to purchase Qualified Assets and (2) deliver to the Administrative Agent, for application in accordance with this clause, an amount equal to the remaining unused Net Proceeds.

     (c) At any time that the aggregate principal amount of all Loans outstanding PLUS the aggregate amount of L/C Outstandings exceeds the Aggregate Revolving Commitments then in effect, the Borrower shall, within one Business Day of the earlier of the Borrower's learning thereof or of the request of the Administrative Agent, immediately prepay the Loans to the extent necessary to reduce the sum of the aggregate principal amount of all Loans outstanding PLUS the aggregate amount of L/C Outstandings to an amount that is no more than the Aggregate Revolving Commitments then in effect.

     (d) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate Lending Office of such Lender resulting from each Loan made by such Lending Office of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lending Office of such Lender from time to time under this Agreement.

     (e)       The Administrative Agent shall maintain the Register pursuant to
SECTION 9.9(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of such Lender's Commitment Percentage of the L/C Outstandings, (iii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

     (f) The entries made in the Register and accounts maintained pursuant to SECTIONS 2.8(d) AND (e) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

     2.9.      INTEREST RATES AND PAYMENT DATES.

     (a) BASE RATE LOANS. Each Base Rate Loan (including, without limitation, each Swing Line Loan) shall bear interest at a rate per annum equal to the Base Rate.

     (b) EURODOLLAR LOANS. The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to (i) in the case of each Eurodollar Revolving Loan, the Eurodollar Rate for the Interest Period in effect for such Borrowing PLUS the Applicable Margin and (ii) in the case of each Eurodollar Competitive Loan, the Eurodollar Rate for the Interest Period in effect for such Borrowing PLUS (or MINUS, as the case may be) the Margin offered by the Lender making such Loan and accepted by Borrower pursuant to SECTION 2.3.

     (c) FIXED RATE COMPETITIVE LOANS. Each Fixed Rate Competitive Loan shall bear interest at a rate per annum equal to the fixed rate of interest offered by the Lender making such Loan and accepted by Borrower pursuant to
SECTION 2.3.

     (d) PAYMENT OF INTEREST. Interest on each Loan shall be payable in arrears on each Interest Payment Date; PROVIDED, HOWEVER, that interest accruing pursuant to SECTION 2.9(f) shall be payable from time to time on demand. Interest shall also be payable on the date of any prepayment of Loans for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest on any Loan shall be payable on demand.

     (e) APPLICABLE MARGIN. The "APPLICABLE MARGIN" with respect to each Eurodollar Revolving Loan at any date shall be the applicable percentage amount set forth in the table below based upon the Status on such date:

                                APPLICABLE MARGIN

                                                EURODOLLAR
                             STATUS               LOANS

                             Level I                .75%
                             Level II               .85%
                             Level III              .95%

     (f) POST-MATURITY INTEREST. If all or a portion of (i) the principal amount of any Loan or Unpaid Drawings, (ii) any interest payable thereon or
(iii) any facility fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full (after as well as before judgment). For purposes of this Agreement, principal shall be "overdue" only if not paid in accordance with the provisions of SECTION 2.4(e) OR 2.8, as the case may be.

     2.10.     FACILITY FEE.

     The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders, a facility fee equal to the Applicable Facility Fee. On the last Business Day of each March, June, September and December and on the Termination Date (or, if earlier, on the date upon which the Revolving Commitments are terminated, the Loans are paid in full and the Letters of Credit are surrendered), the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, the portion of such facility fee which accrued during the quarterly period most recently ended (or, in the case of the payment due on the Termination Date, the portion thereof ending on such date). Such facility fee shall be based upon the aggregate Revolving Commitments of the Lenders from time to time, regardless of the utilization from time to time thereunder.

     2.11.     COMPUTATION OF INTEREST AND FEES.

     Interest on all Loans and Unpaid Drawings shall be computed on the basis of the actual number of days elapsed over a year of 360 days or, on any date when the Base Rate is determined by reference to the Prime Lending Rate a year of 365 or 366 days as appropriate (in each case including the first day but excluding the last day). Each determination of an interest rate by Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. All fees shall be computed on the basis of a year composed of twelve 30-day months. The Administrative Agent shall, at any time and from time to time upon request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate applicable to Revolving Loans pursuant to this Agreement. Each change in the Applicable Margin applicable to Loans or the Applicable Facility Fee as a result of a change in the Borrower's Status shall become effective on the date upon which such change in Status occurs.

     2.12.     CONVERSION AND CONTINUATION OPTIONS.

     (a) The Borrower may elect on any Business Day to convert Revolving Loans of one Type to Revolving Loans of another Type by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election in the case of any conversion to a Eurodollar Revolving Loan, and prior irrevocable notice not later than 11:00 A.M. (New York City time) on the date of conversion in the case of any conversion to Base Rate Loans (such

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notice to be promptly confirmed in writing if given telephonically); PROVIDED,
HOWEVER, that any such conversion of Eurodollar Revolving Loans may, subject to the third succeeding sentence, only be made on the last day of an Interest Period with respect thereto. Any such notice of conversion to Eurodollar Revolving Loans shall specify the length of the initial Interest Period or Interest Periods therefor, which may not, until after the earlier of (i) the 30th day after the Closing Date and (ii) the Syndication Date, exceed one month. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Revolving Loans and Base Rate Loans may be converted as provided herein; PROVIDED, HOWEVER, that
(i) no Loan may be converted into a Eurodollar Revolving Loan when any Event of Default has occurred and is continuing, (ii) any such conversion may only be made if, after giving effect thereto, SECTION 2.13 shall not have been contravened, (iii) any such conversion may only be made if, after giving effect thereto, no more than five (5) Borrowings of Eurodollar Revolving Loans would be outstanding and (iv) no Loan may be converted into a Eurodollar Revolving Loan after the date that is one month prior to the scheduled Termination Date.

     (b) Any Eurodollar Revolving Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "INTEREST PERIOD" set forth in SECTION 1.1, of the length of the next Interest Period to be applicable to such Loans; PROVIDED, HOWEVER, that no Eurodollar Revolving Loan may be continued as such (i) when any Event of Default has occurred and is continuing or (ii) after the date that is one month prior to the Termination Date and; PROVIDED, FURTHER, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Revolving Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

     2.13.     MINIMUM AMOUNTS OF EURODOLLAR BORROWINGS.

     All borrowings, conversions and continuations of Revolving Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Revolving Loans comprising each Eurodollar Borrowing shall be equal to $5,000,000 or a multiple of $1,000,000 in excess thereof.

     2.14.     INABILITY TO DETERMINE INTEREST RATE.

     If the Eurodollar Rate cannot be determined by the Administrative Agent in the manner specified in the definition of the term "EURODOLLAR RATE" contained in SECTION 1.1 of this Agreement, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. Until such time as the Eurodollar Rate can be determined by the Administrative Agent in the manner specified in the definition of such term contained in said SECTION 1.1, no further Eurodollar Loans shall be continued as such at the end of the then current Interest Period or (other than any Eurodollar Loans previously requested and with respect to which the Eurodollar Rate previously was determined) shall be made, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

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     2.15.     PRO RATA TREATMENT AND PAYMENTS.

     (a) PRO RATA PAYMENTS. Each Borrowing of Revolving Loans from the Lenders hereunder (including any conversion or continuation of a Revolving
Loan), each payment by Borrower on account of any facility fee hereunder and (except as provided in SECTION 2.5, SECTION 2.7(d) OR SECTION 2.21) any reduction of the Revolving Commitments of the Lenders shall be made PRO RATA according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made PRO RATA according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders. Except as provided in SECTION 2.5, SECTION 2.7(d) or SECTION 2.21, each payment by the Borrower on account of principal of and interest on any Borrowing of Competitive Loans shall be made PRO RATA among the Lenders participating in such Borrowing according to the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment by the Borrower on account of principal of or interest on the Swing Line Loans shall be made to the Swing Line Lender, and each payment by the Borrower on account of Unpaid Drawings and interest thereon shall be made to the applicable Issuing Bank.

     (b) TIME AND PLACE OF PAYMENTS. All payments (including prepayments) to be made by Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to (i) the Administrative Agent, for the account of the relevant Lenders, at the Administrative Agent's office specified in SECTION 9.3 or (ii) the applicable Issuing Bank, for its account, at such Issuing Bank's office specified in
SECTION 9.3, as required by the provisions hereof and in either case in immediately available funds. The Administrative Agent shall distribute payments received by it to the relevant Lenders promptly upon receipt. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to principal and Unpaid Drawings, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

     (c) FUNDING ASSUMPTIONS. Unless the Administrative Agent shall have been notified in writing by any Lender prior to the deadline for funding a Borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the borrowing date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this SECTION 2.15 shall be conclusive in the absence of manifest error. If

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such Lender's Commitment Percentage of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount with interest thereon as set forth above, on demand, from the Borrower.

     2.16.     ILLEGALITY.

     Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall give notice thereof to the Administrative Agent and the Borrower describing the relevant provisions of such Requirement of Law, following which (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans (including, without limitation, such Lender's Eurodollar Competitive Loans in the case of CLAUSE (ii) below), if any, shall be converted automatically to Base Rate Loans (i) on the respective last days of the then current Interest Periods with respect to such Loans or (ii) within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to SECTION 2.19.

     2.17.     INCREASED COSTS.

     (a) CHANGE IN LAW. If (i) there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loans, or purchasing or maintaining any participation therein or in the Letters of Credit, or (ii) any reduction in any amount receivable in respect thereof, and such increased cost or reduced amount receivable is due to either:

               (x) the introduction of or any change in any law or regulation, or in the interpretation thereof, after the date hereof; or

               (y) the compliance with any guideline or request made after the date hereof from any central bank or other Governmental Authority
    (whether or not having the force of law);

then (subject to the provisions of SECTION 2.20) the Borrower shall from time to time, upon demand by such Lender pay such Lender additional amounts sufficient to compensate such Lender for such increased cost or reduced amount receivable.

     (b) CAPITAL REQUIREMENTS. If any Lender shall have reasonably determined that (i) the applicability of any law, rule, regulation or guideline adopted after the date hereof pursuant to or arising out of the July 1988 paper of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or
(ii) the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy affecting such Lender, or (iii) any change arising after the date hereof in any such law, rule, regulation or guideline or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or
(iv) compliance by such Lender (or any Lending Office of such Lender), or any holding company for such Lender which is subject to any of the capital requirements described above, with any request or directive of general application issued after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of any such holding company as a direct consequence of such Lender's obligations hereunder to a level below that which such Lender or any such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then (subject to the provisions of SECTION 2.20) the Borrower shall pay to such Lender from time to time such additional amounts as such Lender notifies the Borrower will compensate such Lender or any such holding company for any such reduction suffered.

     (c) RESERVE REQUIREMENTS. In the event that any Governmental Authority shall impose any Eurocurrency Reserve Requirements which increase the cost to any Lender of making or maintaining Eurodollar Loans, then (subject to the provisions of SECTION 2.20) the Borrower shall thereafter pay in respect of the Eurodollar Loans of such Lender a rate of interest based upon the Eurodollar Reserve Rate (rather than upon the Eurodollar Rate). From and after the delivery to the Borrower of the certificate required by SECTION 2.20(a), all references contained in this Agreement to the Eurodollar Rate shall be deemed to be references to the Eurodollar Reserve Rate with respect to each such affected Lender.

     2.18.     TAXES

     (a) Except as provided in SECTION 2.18(c) any payments made by the Borrower under this Agreement (including, without limitation, payments on account of principal and interest and fees) shall be made free and clear of, and without deduction or withholding for or on account of, any Non-Excluded Taxes. If any Non-Excluded Taxes are required to be withheld from any amount payable to any Lender or any Issuing Bank hereunder, or the Administrative Agent on their behalf, except as provided in SECTION 2.18(c), the amount so payable to such Person shall be increased to the extent necessary to yield to such Person (after payment of all Non-Excluded Taxes) interest or any such other amount payable hereunder at the rate or in the amount specified in or pursuant to this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as practicable thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Issuing Bank or such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower cannot obtain, through its reasonable best efforts, an original receipt from the taxing authority, it shall provide other evidence of payment reasonably acceptable to the Administrative Agent. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other documentary evidence, the Borrower shall indemnify the Administrative Agent, the Issuing Banks and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, any Issuing Bank or any Lender as a result of any such failure. The agreements in this SECTION 2.18 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

     (b) Without prejudice to the provisions of SECTION 2.18(a), if any Issuing Bank or any Lender, or the Administrative Agent on their behalf, is required by law to make any payment of Non-Excluded Taxes with respect to any payment received hereunder or under any Note by such Issuing Bank, such Lender, or the Administrative Agent on their behalf, or if any liability for Non-Excluded Taxes with respect to any such payment is imposed, levied or assessed against any Issuing Bank, any Lender or the Administrative Agent on their behalf, the Borrower will promptly indemnify such person against such Non-Excluded Taxes, together with any interest, penalties and expenses (including reasonable counsel fees and expenses) payable or incurred in connection therewith, including any Non-Excluded Taxes of any Issuing Bank or any Lender arising by virtue of payments under this SECTION 2.18(b), computed in a manner consistent with SECTION 2.18(a). A certificate as to the amount of such payment by such Issuing Bank, such Lender, or the Administrative Agent on their behalf, absent manifest error, shall be final, conclusive and binding upon all parties hereto for all purposes.

     (c) Each Lender and Issuing Bank that is not a United States person (as defined in Section 7701(a)(30) of the Code) (each such Lender or Issuing Bank is referred to as a "NON-US PERSON") shall deliver to each of the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an Assignee of an interest under this Agreement pursuant to
SECTION 2.21 OR 9.9 (unless the Assignee was already a Lender immediately prior to such assignment), on the date of such assignment to such Lender, (i) two accurate and complete original signed copies of IRS Form W-8ECI (or successor form) certifying such Non-US Person's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note because the income is effectively connected with a United States trade or business, (ii) two accurate and complete original signed copies of IRS W-8BEN (or successor form) certifying such Non-US Person's entitlement to a complete exemption from, or a reduction of, United States withholding tax with respect to payments to be made under this Agreement and under any Note because such payments are exempt from, or subject to reduced rates of, withholding under an applicable tax treaty, or (iii) if the Non-US Person is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code,
(x) a certificate substantially in the form of EXHIBIT 2.18(c)(iii) certifying such Non-US Person's entitlement to a complete exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of interest to be made under this Agreement and under any Note (any such certificate, a "SECTION 2.18(c)(iii) CERTIFICATE") and (y) two accurate and complete original signed copies of IRS Form W-8BEN (or successor form). In addition, each Non-US Person shall from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, deliver to each of the Borrower and the Administrative Agent two new accurate and complete original signed copies of IRS Form W-8ECI, or Form W-8BEN and a SECTION 2.18(c)(iii) Certificate (if applicable), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Non-US Person to a continuing exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such form or certificate. Notwithstanding anything to the contrary contained in SECTION 2.18(a), but subject to SECTION 9.9 and the immediately succeeding sentence, the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Non-US Person to the extent that such Non-US Person has not timely provided to the Borrower the applicable IRS forms or certificates described in this SECTION 2.18(c) that establish a complete exemption from such deduction or withholding and the Borrower shall have no gross-up or indemnity obligation under SECTION 2.18(a) with respect to such deduction or withholding except as provided below. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this SECTION 2.18 and except as set forth in SECTION 9.9, Borrower shall gross-up or indemnify each Non-US Person in the manner set forth in SECTION 2.18(a) in respect of any Non-Excluded Taxes deducted or withheld by it as a result of any changes after the Closing Date or the date of the assignment, as applicable, in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Non-Excluded Taxes.

     (d) Each Non-US Person shall, as promptly as practicable after it becomes aware of the occurrence of any event or the existence of any condition that would cause the Borrower to make a payment in respect of any Non-Excluded Taxes to such Non-US Person pursuant to SECTION 2.18(a) or a payment in indemnification for any Non-Excluded Taxes pursuant to SECTION 2.18(b), use reasonable efforts to make, fund or maintain the Loan (or portion thereof) of such Non-US Person with respect to which the aforementioned payment is or would be made through another Lending Office of such Non-US Person if as a result thereof the additional amounts which would otherwise be required to be paid by the Borrower in respect of such Loans (or portions thereof) pursuant to SECTION 2.18(a) OR 2.18(b) would not be payable; PROVIDED, HOWEVER, that, as determined by such Non-US Person in its sole discretion, reasonably exercised, the making, funding or maintaining of such Loans (or portions thereof) through such other Lending Office would not otherwise materially adversely affect such Loans or such Non-US Person. The Borrower agrees to pay all reasonable expenses incurred by any Lender in utilizing another Lending Office of such Lender pursuant to this SECTION 2.18(d).

     2.19.     FUNDING INDEMNITY.

     Subject to the provisions of SECTION 2.20(a), the Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or reasonable expense which such Lender may sustain or incur as a consequence of
(a) default by the Borrower in making a borrowing of, conversion into or continuation of any Loan hereunder after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a voluntary or involuntary prepayment of Eurodollar Loans or Fixed Rate Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding the Applicable Margin included therein) over (ii) the amount of interest (as determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in

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the relevant interest rate market. This covenant shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

     2.20.     NOTICE OF AMOUNTS PAYABLE; RELOCATION OF LENDING OFFICE.

     (a) Notice. In the event that any Lender becomes aware that any amounts are or will be owed to it pursuant to SECTION 2.16, 2.17, 2.18(a) OR
2.19 or that it is unable to make Eurodollar Revolving Loans, then it shall promptly notify the Borrower thereof and, as soon as possible thereafter, such Lender shall submit to the Borrower a certificate indicating the amount owing to it and the calculation thereof. The amounts set forth in such certificate shall be prima facie evidence of the obligations of the Borrower hereunder.

     (b) RELOCATION. If a Lender claims any additional amounts payable pursuant to SECTION 2.16, 2.17 OR 2.18(a) or that it is unable to make Eurodollar Revolving Loans, it shall use its reasonable efforts (consistent with legal and regulatory restrictions) to avoid the need for paying such additional amounts or such inability, including changing the jurisdiction of its applicable Lending Office; PROVIDED, HOWEVER, that the taking of any such action would not, in the sole judgment of the Lender, be disadvantageous to such Lender.

     2.21.     REPLACEMENT OF AFFECTED LENDERS.

     If any Lender is owed increased costs under SECTION 2.16 OR 2.17, or the Borrower is required to make any payments under SECTION 2.18 to any Lender materially in excess of those to the other Lenders or such Lender is required to make Loans as Base Rate Loans or (y) as provided in SECTION 9.1(b) in the case of certain refusals by a Lender to consent to certain proposed amendment, changes, supplements, waivers, discharges or terminations with respect to this Agreement which have been approved by the Majority Lenders, the Borrower shall have the right, if no Event of Default or Unmatured Event of Default then exists, to replace such Lender (the "REPLACED LENDER") with one or more other Eligible Assignee or Eligible Assignees (collectively, the "REPLACEMENT LENDER") acceptable to Administrative Agent, PROVIDED that (i) at the time of any replacement pursuant to this SECTION 2.21, the Replacement Lender shall enter into one or more assignment agreements, in form and substance satisfactory to Administrative Agent, pursuant to which the Replacement Lender shall acquire all of the Commitment and outstanding Loans and L/C Participations of the Replaced Lender and (ii) all obligations of Borrower owing to the Replaced Lender (including, without limitation, such increased costs and excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment documentation, the payment of amounts referred to in CLAUSES (i) AND (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by Borrower (which shall be noted by the Administrative Agent in the Register), the Replacement Lender shall become a Lender hereunder and, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender.

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                       III. REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent, each Issuing Bank and each Lender to enter into this Agreement, to issue the Letters of Credit and to make the Loans, Borrower hereby represents and warrants to Administrative Agent, each Issuing Bank and each Lender, and hereby agrees, as follows:

     3.1.      CORPORATE EXISTENCE; COMPLIANCE WITH LAW.

     Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified and in good standing as a foreign corporation, and is duly authorized to do business, in each jurisdiction where the ownership or leasing of property or the character of its operations makes such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that all failures to comply therewith would not reasonably be expected to have a Material Adverse Effect.

     3.2       CORPORATE POWER; AUTHORIZATION; NO VIOLATION.

     The execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which it is a party (i) are within such Loan Party's corporate power, (ii) have been duly authorized by all necessary corporate, shareholder and other action on the part of each Person whose authorization is required, (iii) do not violate any Requirement of Law or any material Contractual Obligation applicable to such Loan Party, (iv) will not result in or require the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by such Person and (v) will not require any authorization or approval or other action by, or notice to or filing or registration with, any Governmental Authority (other than those which have been obtained and are in force and effect).

     3.3.      BINDING EFFECT.

     This Agreement has been, and the other Loan Documents to which any Loan Party is a party will be when executed and delivered, duly executed and delivered on behalf of the Borrower and the other Loan Parties thereto. This Agreement constitutes, and the other Loan Documents to which any Loan Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower and the other Loan Parties party thereto, enforceable against the Borrower and such other Loan Parties in accordance with their respective terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

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     3.4.      PURPOSE OF LOANS.

     The proceeds of the Loans shall be used by the Borrower to (i) repay existing indebtedness and (ii) for general corporate and working capital purposes. The Letters of Credit will be used to secure obligations, other than Indebtedness, incurred in the ordinary course of business of the Borrower and its Subsidiaries. No proceeds of any of the Loans will be used for "buying," "purchasing," or "carrying," any "margin stock" within the respective meanings of each of the quoted terms under Regulations T, U or X of the Board as now and from time to time hereafter in effect or for any purpose which might cause any of the loans or extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Board.

     3.5.      SUBSIDIARIES.

     SCHEDULE 3.5 annexed hereto and made a part hereof is a complete and correct list of all Subsidiaries of the Borrower as of the Closing Date and separately identifies all Material Subsidiaries of the Borrower as of the Closing Date. As of the Closing Date, all of such Subsidiaries are Wholly-Owned Subsidiaries of the Borrower and Domestic Subsidiaries of the Borrower except as otherwise indicated on such SCHEDULE 3.5. There does not exist any consensual encumbrance or restriction (PROVIDED, however, that a requirement that a Subsidiary give the holders of any Indebtedness of such Subsidiary not more than 30 days prior written notice of its intention to pay a dividend to its stockholders shall not be deemed to constitute such an encumbrance or restriction) on the ability of (i) any Subsidiary of the Borrower to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or to pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower to make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (iii) the Borrower or any of its Subsidiaries to transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions permitted by SECTION 6.7 or existing under or by reason of (x) applicable law, (y) this Agreement or the other Loan Documents or (z) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of Borrower.

     3.6.      INDEBTEDNESS.

     SCHEDULE 3.6 annexed hereto and made a part hereof is a complete and correct list of all Indebtedness of the Borrower and its Subsidiaries which, in any individual instance exceeds $1,000,000 in principal amount and which is outstanding as of the Closing Date (other than Indebtedness which shall be prepaid with the proceeds of Revolving Loans made on the Closing Date).

     3.7. FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; PROJECTIONS, ETC.

     (a) FINANCIAL STATEMENTS. The balance sheet of the Borrower at December 30, 2000 and December 29, 2001 and March 30, 2002 and the related statements of operations, cash flows and shareholders' equity of the Borrower for the Fiscal Year or other period ended on such dates,

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as the case may be, copies of which have been furnished to the Lenders prior to the date hereof which, in the case of the December 30, 2000 and December 29, 2001 statements, have been examined by Arthur Andersen & LLP, independent certified public accountants, who delivered an unqualified opinion in respect thereto, were prepared in accordance with GAAP (subject, in the case of interim statements, to normal recurring adjustments) in effect on the date such statements were prepared and fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries at such dates and for the periods then ended. Since December 29, 2001, there has been no Material Adverse Effect.

     (b) SOLVENCY. On and as of the Closing Date, after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred, and to be incurred (and the use or proceeds thereof), and Liens created, and to be created, by the Borrower in connection with the transactions contemplated hereby, (i) the sum of the assets, at a fair valuation, of the Borrower will exceed its debts; (ii) the Borrower has not incurred nor intends to, nor believes that it will, incur debts beyond its ability to pay such debts as such debts mature; and (iii) the Borrower will have sufficient capital with which to conduct its business. For purposes of this SECTION 3.7(b) "debt" means any liability on a claim, and "claim" means (y) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured (including all obligations, if any, under any Plan or the equivalent for unfunded past serviced liability, and any other unfunded medical and death benefits) or (z) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     (c) NO UNDISCLOSED LIABILITIES. Except as fully reflected in the financial statements and the notes related thereto delivered pursuant to
SECTION 3.7(a) and on SCHEDULE 3.7(d) there were as of the Closing Date (and after giving effect to the Transaction and the other transactions contemplated hereby) no liabilities or obligations with respect to the Borrower of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower. As of the Closing Date (and after giving effect to the Transaction and the other transaction contemplated hereby), the Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements or the notes related thereto delivered pursuant to
SECTION 3.7(a) and on SCHEDULE 3.6 which, either individually or in the aggregate, could be material to the Borrower.

     (d) PROJECTIONS. On and as of the Closing Date, the financial projections, attached hereto as SCHEDULE 3.7(d) and previously delivered to the Administrative Agent and the Lenders (the "PROJECTIONS") have been prepared on a basis consistent with the financial statements referred to in SECTION 3.7(a) and are based on good faith estimates and assumptions made by the management of the Borrower, and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading or which fail to take into account material information regarding the matters reported therein. On the Closing Date, the Borrower believed that the Projections were reasonable and attainable, it being understood that uncertainty is inherent in any forecasts or projections and that no assurance can be given that the results set forth in the Projections will actually be obtained.

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     3.8.      NO MATERIAL LITIGATION.

     There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or any of its or their respective properties or assets before any arbitrator or Governmental Authority or against any of its or their respective properties or revenues (a) with respect to this Agreement or any other Loan Document or any of the actions contemplated hereby or thereby, or (b) which would reasonably be expected to have a Material Adverse Effect.

     3.9.      PERFORMANCE OF AGREEMENTS.

     Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of the Borrower or any of its Subsidiaries and no event or condition has occurred or become known or exists which with notice or the lapse of time or both would constitute such a default except where such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect.

     3.10.     TAXES.

     The Borrower and each of its Subsidiaries has filed or caused to be filed all material tax returns and reports which are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its properties or assets and all other material taxes, fees and other charges imposed on its or any of their respective properties by any Governmental Authority other than those the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently pursued and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower and/or its Subsidiaries, as applicable, and no tax Lien has been filed or received. There is no proposed tax assessment against the Borrower or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

     3.11.     GOVERNMENTAL REGULATION.

     Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by a company required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and neither the Borrower nor any of its Subsidiaries is engaged directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purposes of purchasing or carrying any margin stock, within the meaning of Regulation T, U or X of the Board.

     3.12.     OWNERSHIP OF PROPERTY; LIENS.

     Each of the Borrower and its Subsidiaries has good and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except for Permitted Liens.

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     3.13.     INTELLECTUAL PROPERTY.

     The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how, patents and processes necessary for the conduct of its business as currently conducted, except for those the failure to own or be licensed to use, which would not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim, except, in each case, any claim which would not reasonably be expected to have a Material Adverse Effect. To the Borrower's or any of its Subsidiaries knowledge, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     3.14.     DISCLOSURE.

     This Agreement and any other document, certificate or statement furnished to the Administrative Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries, taken as a whole, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained herein and therein not misleading when made. There is no fact known to the Borrower or any of its Subsidiaries which now has or in the future would reasonably be expected to have (so far as Borrower or any of its Subsidiaries can now reasonably foresee) a Material Adverse Effect which has not been set forth in this Agreement, in the other documents and certificates furnished to the Administrative Agent and each Lender specifically for use in connection with the transactions contemplated hereby.

     3.15.     ERISA.

     The Borrower and each of its ERISA Affiliates are in compliance in all material respects with applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all Plans and, to the best of the Borrower's knowledge, all Multiemployer Plans, except where noncompliance would not reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan. The sum of the "amounts of unfunded benefit commitments" (as defined in Section 4001(a)(18) of ERISA) under all Plans (excluding each Plan with an amount of unfunded benefit commitments of zero or less) is not more than $20,000,000. The aggregate Withdrawal Liability of the Borrower or any of its Subsidiaries or ERISA Affiliates under all Multiemployer Plans is not more than $20,000,000.

     3.16.     LABOR RELATIONS.

     Except to the extent that such practices, circumstances, events or questions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice and (b) no significant strike, labor dispute, slowdown or stoppage is pending against the Borrower or any of

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its Subsidiaries or, to the best knowledge of Borrower, threatened against the
Borrower or any of its Subsidiaries.

     3.17.     INSURANCE.

     Except as otherwise permitted by SECTION 5.8, the properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by Persons engaged in the same or similar businesses.

     3.18.     PUBLIC UTILITY HOLDING COMPANY ACT.

     Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                            IV. CONDITIONS OF CREDIT

     4.1.      CONDITIONS PRECEDENT TO EFFECTIVENESS.

     This Agreement shall become effective upon the satisfaction of each of the following conditions:

     (a) LOAN DOCUMENTS. The Administrative Agent shall have received each of:

               (i) this Agreement, executed and delivered by a duly authorized officer of Borrower and each Lender;

               (ii) for the account of each Lender, a Revolving Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower;

               (iii) for the account of BT, a Swing Line Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower;

               (iv) the Subsidiary Guarantee Agreement, executed and delivered by a duly authorized officer of each Subsidiary Guarantor party thereto; and

               (v)     all other Loan Documents.

     (b) CORPORATE PROCEEDINGS. The Administrative Agent shall have received (i) a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the board of directors of the Borrower and each Subsidiary Guarantor authorizing (x) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party and (y) the borrowings and other extensions of credit contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, revoked, or rescinded and shall be in form and substance satisfactory to the Administrative

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Agent and (ii) copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates, and bring down telegrams, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

     (c) CORPORATE DOCUMENTS. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of the Borrower and each Subsidiary Guarantor, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Person.

     (d) INCUMBENCY CERTIFICATE. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Person executing the Loan Documents to which it is a party and any certificate or other documents to be delivered by it pursuant thereto.

     (e) FEES. The Administrative Agent shall have received, for the accounts of Lenders and the Administrative Agent, all accrued fees and expenses due and owing hereunder or in connection herewith to the Lenders and the Administrative Agent.

     (f) LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinions of Jones, Day, Reavis & Pogue special counsel to the Borrower, and Stanley, Lande & Hunter, special Iowa counsel to the Borrower substantially in the form of EXHIBIT 4.1(f). Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require and such counsel delivering the foregoing legal opinion is expressly instructed to deliver its opinion for the benefit of each of the Administrative Agent and the Lenders.

     (g) TERMINATION OF EXISTING CREDIT FACILITY. The Administrative Agent shall have received evidence satisfactory to it that the Borrower and its Subsidiaries will terminate or will otherwise be released from its obligations under the Existing Credit Facility Agreement, and that all agreements made by the Borrower and its Subsidiaries in connection with the provision of credit support and collateral security with respect thereto will be released and terminated.

     (h) APPROVALS. All necessary governmental (domestic and foreign) and third party approvals in connection with the Agreement and the transactions contemplated by the Loan Documents and the Existing Credit Facility Termination Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of the Transaction or the other transactions contemplated by the Loan Documents and the Existing Credit Facility Termination Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon all or any part of the Transaction, the transactions contemplated by the

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Loan Documents and the Existing Credit Facility Termination Documents or the
making of the Loans.

     (i) LITIGATION. No litigation by any entity (private or governmental) shall be pending or, to the best knowledge of the Borrower, threatened with respect to this Agreement, any of the Loan Documents or any of the Existing Credit Facility Documents or any documentation executed in connection herewith or the transactions contemplated hereby (including, without limitation, the Transaction), or with respect to any of the Existing Credit Facility Agreement or the obligations being refinanced in connection with the consummation of the Transaction or which the Administrative Agent or the Majority Lenders shall determine could reasonably be expected to have a Material Adverse Effect.

     (j) APPOINTMENT OF AGENT. The Administrative Agent shall have received a letter from CT Corporation System, presently located at 111 Eighth Avenue, 13th Floor, New York, New York 10011, substantially in the form of
EXHIBIT 4.1(j) hereto, indicating its consent to its appointment by the Borrower as its agent to receive service of process as specified in SECTION 9.10 of this Agreement.

     (k) OFFICER'S CERTIFICATE. The Administrative Agent shall have received a certificate executed by a responsible officer on behalf of the Borrower, dated the date of this Agreement and in the form of EXHIBIT 4.1(k) hereto, stating that the representations and warranties set forth in ARTICLE III hereof are true and correct as of the date of the certificate, that no Event of Default or Unmatured Event of Default has occurred and is continuing and that the conditions of SECTION 4.1 hereof have been fully satisfied (except that no opinion need be expressed as to the Administrative Agent's or Majority Lenders' satisfaction with any document, instrument or other matter).

     (l) ADVERSE CHANGE. On or prior to the Closing Date, nothing shall have occurred (and neither the Administrative Agent nor any Lender shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Majority Lenders shall determine has or reasonably could be expected to have a Material Adverse Effect.

     (m) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as the Administrative Agent or any Lender (acting through the Administrative Agent) shall reasonably request.

     4.2.      CERTAIN CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT.

     The agreement of each Lender to make a Loan (including, without limitation, its initial Loans hereunder, but other than any Revolving Loan the proceeds of which are to be used exclusively to repay Refunded Swing Line Loans or Unpaid Drawings) and of each Issuing Bank to issue Letters of Credit is subject to the satisfaction of the following conditions precedent:

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     (a)       REPRESENTATIONS AND WARRANTIES. All representations and
warranties of the Borrower and each Loan Party contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of such Loan, except to the extent such representations and warranties specifically relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date;

     (b) NO EVENTS OF DEFAULT. There shall exist no Event of Default or Unmatured Event of Default;

     (c) AVAILABLE REVOLVING COMMITMENT. After giving effect to the Loans and/or Letters of Credit requested to be made, no Lender will have an Available Revolving Commitment which is less than zero; and

     (d) OTHER MATTERS. The Administrative Agent shall have received such other documents or legal opinions as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel including, with respect to Revolving Loans, a Notice of Borrowing in accordance with the provisions of SECTION 2.1(d) hereof.

     Each Notice of Borrowing or Competitive Bid Request and the acceptance by Borrower of the proceeds thereof and each Request for Letter of Credit and the acceptance by the Borrower of the issuance thereof shall constitute a representation and warranty by the Borrower, as of the date of the Loans comprising such Borrowing or the date of the issuance of the Letter of Credit, as applicable, that the conditions specified in SECTIONS 4.2(a), (b) AND (c) have been satisfied.

                            V. AFFIRMATIVE COVENANTS

     The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect, any Loan remains outstanding and unpaid, any L/C Outstanding remains or any other amount is owing to the Administrative Agent, any Issuing Bank or any Lender hereunder, Borrower shall:

     5.1.      FINANCIAL STATEMENTS.

     Furnish to each Lender:

     (a) ANNUAL STATEMENTS. As soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; and

     (b) QUARTERLY STATEMENTS. As soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, retained

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earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year (except with respect to balance sheet figures which shall be in comparative form for the previous audited period only);

all such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants preparing such statements or Financial Officer, as the case may be, and disclosed therein) and, in the case of the consolidated financial statements referred to in SECTION 5.1(a), accompanied by a report thereon of independent certified public accountants of recognized national standing, which report shall contain no qualifications with respect to the continuance of the Borrower and its Subsidiaries as going concerns and shall state that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards.

     5.2.      CERTIFICATES; OTHER INFORMATION.

     Furnish to each Lender (or, if specified below, to the Administrative
Agent):

     (a) ACCOUNTANT'S CERTIFICATES. Concurrently with the delivery of the financial statements referred to in SECTION 5.1(a), (i) to the extent not contrary to the then current recommendations of the American Institute of Certified Public Accountants, a certificate from an independent certified public accountant of nationally recognized standing selected by the Borrower, stating that, in the course of their annual audit of the books and records of the Borrower, no Event of Default or Unmatured Event of Default has come to their attention which was continuing at the end of such fiscal year or on the date of their certificate, or if such an Event of Default or Unmatured Event of Default has come to their attention, the certificate shall indicate the nature of such Event of Default or Unmatured Event of Default and the action which Borrower proposes to take with respect thereto, and (ii) a letter, in form satisfactory to the Administrative Agent from such accountants with respect to reliance on such accountant's certificate and report on the annual consolidated financial statements referred to in this SECTION 5.2;

     (b) OFFICER'S CERTIFICATE. Concurrently with the delivery of the financial statements referred to in SECTIONS 5.1(a) and (b), a certificate of a Financial Officer substantially in the form of EXHIBIT 5.2(b) stating that, to the best of such Financial Officer's knowledge, (i) such financial statements present fairly, in accordance with GAAP, the financial condition and results of operations of the Borrower and its Subsidiaries for the period referred to therein (subject, in the case of interim statements, to normal recurring adjustments) and (ii) that no Event of Default or Unmatured Event of Default has occurred, except as specified in such certificates, which shall set forth detailed computations to the extent necessary to establish Borrower's compliance with the covenants set forth in SECTION 6.1 of this Agreement;

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     (c)       AUDIT REPORTS AND STATEMENTS. Promptly following the Borrower's receipt thereof, copies of all consolidated financial or other consolidated reports or statements, if any, submitted to the Borrower or any of its Subsidiaries by independent public accountants relating to any annual or interim audit of the books of the Borrower or any of its Subsidiaries;

     (d) PUBLIC FILINGS. Within 20 days after the same become public, copies of all financial statements, filings, registrations and reports which the Borrower may make to, or file with, the United States Securities and Exchange Commission ("SEC") or any successor or analogous Governmental Authority;

     (e) STATUS. Within five Business Days after the occurrence thereof, written notice to the Administrative Agent of any change in Status; PROVIDED, HOWEVER, that the failure to provide such notice shall not delay or otherwise affect any change in the Applicable Margin or other amount payable hereunder which is to occur upon a change in Status pursuant to the terms of this Agreement; and

     (f) OTHER REQUESTED INFORMATION. Such other information respecting the respective properties, business affairs, financial condition and/or operations of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request.

     5.3.      NOTICES.

     Promptly upon obtaining knowledge thereof, give notice to the the Administrative Agent (which shall promptly provide a copy of such notice to each Lender) of:

     (a) EVENT OF DEFAULT OR UNMATURED EVENT OF DEFAULT. The occurrence of any Event of Default or Unmatured Event of Default, accompanied by a statement of a Financial Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

     (b) LITIGATION AND RELATED MATTERS. The commencement of, or any material development in any action, suit, proceeding or investigation pending or threatened against or affecting the Borrower or any of its Subsidiaries or any of their respective properties before any arbitrator or Governmental Authority, in which the amount involved that the Borrower reasonably determines is not covered by insurance is $20,000,000 or more, or which, if determined adversely to the Borrower or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect.

     (c) NOTICE OF CHANGE OF CONTROL. Each occasion that there shall occur a Change of Control, and such notice shall set forth in reasonable detail the particulars of each such occasion.

     5.4.      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

     Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its and each Subsidiary's corporate existence and take all reasonable action to maintain all rights, privileges and franchises material to its and those of each of its Subsidiaries' businesses except as otherwise permitted pursuant to SECTIONS

6.5 AND 6.8 and comply and cause each of its Subsidiaries to comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not in the aggregate reasonably be expected to have a Material Adverse Effect.

     5.5       PAYMENT OF OBLIGATIONS

     Pay or discharge or otherwise satisfy at maturity or, to the extent permitted hereby, prior to maturity or before they become delinquent, as the case may be, and cause each of its Subsidiaries to pay or discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be:

               (i)     all its and their respective Indebtedness;

               (ii) all taxes, assessments and governmental charges or levies imposed upon any of them or upon any of their income or profits or any of their respective properties or assets prior to the date on which penalties attach thereto; and

               (iii) all lawful claims prior to the time they become a Lien (other than Permitted Liens) upon any of their respective properties or assets;

PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such Indebtedness, tax, assessment, charge, levy or claim (i) while the same is being contested by it in good faith and by appropriate proceedings diligently pursued so long as the Borrower or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves in accordance with GAAP (segregated to the extent required by GAAP) with respect thereto and title to any material properties or assets is not jeopardized in any material respect or (ii) the nonpayment of which would not reasonably be expected to result in a Material Adverse Effect.

     5.6       INSPECTION OF PROPERTY, BOOKS AND RECORDS.

     Keep, or cause to be kept, and cause each of its Subsidiaries to keep or cause to be kept, adequate records and books of account, in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with sound accounting principles consistently applied and will permit, and cause each of its Subsidiaries to permit, the Administrative Agent, any Issuing Bank and any Lender or their respective representatives, at any reasonable time, and from time to time at the reasonable request of such Person made to the Borrower and upon reasonable notice, to visit and inspect its and their respective properties, to examine and make copies of and take abstracts from its and their records and books of account, and to discuss its and their respective affairs, finances and accounts with its and their principal officers, directors and independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Administrative Agent, the Issuing Banks and the Lenders and such representatives the affairs, finances and accounts of the Borrower and its Subsidiaries; PROVIDED, HOWEVER, that prior to the occurrence and continuance of an Event of Default, all such discussions shall take place in the presence of a Financial Officer of Borrower).

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     5.7.      ERISA.

     (a) As soon as practicable and in any event within thirty days after the Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that a Reportable Event has occurred with respect to any Plan, deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to the Administrative Agent a certificate of a responsible officer of Borrower or such Subsidiary or ERISA Affiliate, as the case may be, setting forth the details of such Reportable Event and the action, if any, which the Borrower or such Subsidiary or ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given;

     (b) Upon the request of any Lender made from time to time, deliver, or cause each Subsidiary or ERISA Affiliate to deliver, to each Lender a copy of the most recent actuarial report completed and annual report filed with respect to any Plan;

     (c) As soon as possible and in any event within ten (10) days after the Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that any of the following have occurred or is reasonably likely to occur with respect to any Plan:

               (i) the Plan Sponsor intends to terminate such Plan, unless the liability to be incurred by the Borrower, its Subsidiaries or ERISA Affiliates in connection with such termination will not exceed $20,000,000 in the aggregate,

               (ii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate such Plan.

               (iii) that an accumulated funding deficiency (as defined in Section 3.02(a) of ERISA and Section 412(a) of the Code) has been incurred or that on application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or on extension of any amortization period under Section 412 of the Code, or

               (iv) that the Borrower, or any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any liability (including, but not limited to, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(1) of ERISA, other than any liability not exceeding $20,000,000 in the aggregate, the Borrower shall deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to Administrative Agent a written notice thereof; and

     (d) As soon as possible and in any event within thirty days after the Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that any of them has caused a complete withdrawal or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) from any Multiemployer Plan, unless the liability to be incurred by the Borrower, its Subsidiaries or ERISA Affiliates in connection with such withdrawal will not exceed $20,000,000 in the aggregate the Borrower shall deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to the Administrative Agent a written notice thereof.

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     (e)       For purposes of this SECTION 5.7, the Borrower shall be deemed to have knowledge of all facts known by the Plan Administrator of any Plan of which the Borrower is the Plan Sponsor, and each Subsidiary and ERISA Affiliate of the Borrower shall be deemed to have knowledge of all facts known by the Plan Administrator of any Plan of which such Subsidiary or ERISA Affiliate, respectively, is a Plan Sponsor.

     (f)       In addition to its other obligations set forth in this
SECTION 5.7, the Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to,

               (i) furnish to the Administrative Agent, promptly after delivery of the same to the PBGC, a copy of any delinquency notice pursuant to Section 412(n)(4) of the Code,

               (ii) correct any such failure to satisfy funding requirements or delinquency referred to in SECTION 5.7(c)(iii) above and
     SECTION 5.7(f)(i) above within ninety (90) days after the occurrence thereof, except where the failure to so satisfy would not reasonably be expected to have a Material Adverse Effect, and

               (iii)   comply in good faith with the requirements set forth in
     Section 4980B of the Code and with Sections 601(a) and 606 of ERISA, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     5.8.      INSURANCE.

     The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, or such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Such insurance shall be maintained with financially sound and reputable insurers, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance, PROVIDED adequate reserves therefor, in accordance with GAAP, are maintained.

     5.9.      ENVIRONMENTAL LAWS.

     (a) Comply with in all material respects, and cause its Subsidiaries to comply with in all material respects, and, in each case take reasonable steps to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable steps to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders, directives and information requests of all Governmental Authorities regarding Environmental Laws except to the extent that the same are

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being contested in good faith by appropriate proceedings and the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

     (c) Defend, indemnify and hold harmless the Administrative Agent, the Issuing Banks and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or their respective properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorneys' and consultants' fees, investigation and laboratory fees, costs arising from any Remedial Actions, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this SECTION 5.9(c) shall survive repayment of the Notes and all other Obligations.

     5.10.     ADDITIONAL SUBSIDIARY GUARANTORS.

     In the event any Person shall hereafter become a Material Subsidiary, the Borrower shall, within 30 days, cause such Material Subsidiary to become a party to the Subsidiary Guarantee Agreement and deliver such other corporate authorization documents as the Administrative Agent may reasonably request.

                             VI. NEGATIVE COVENANTS

     The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect, any Loan remains outstanding and unpaid, any L/C Outstanding remains or any other amount is owing to the Administrative Agent, any Issuing Bank or any Lender hereunder, Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

     6.1.      FINANCIAL CONDITION COVENANTS.

     (a) MAINTENANCE OF CONSOLIDATED NET WORTH. Permit Consolidated Net Worth on the last day of any fiscal quarter to be less than the sum of (i) $500,000,000 PLUS (ii) the amount equal to 33% of the aggregate Consolidated Net Income of Borrower and its consolidated Subsidiaries since December 31, 2001; PROVIDED, HOWEVER, that in the event that the Borrower and its consolidated Subsidiaries have a Consolidated Net Loss for any fiscal quarter, Consolidated Net Income for purposes only of SECTION 6.1(a)(ii) shall be deemed to be zero for such fiscal quarter.

     (b) LEVERAGE RATIO. Permit the ratio of (a) Consolidated Debt on the last day of any fiscal quarter of Borrower (after giving effect to all payments and prepayments made on such date) to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on the last day of any fiscal quarter of the Borrower to exceed 2.50 to 1.0.

     (c) INTEREST COVERAGE RATIO. Permit the ratio of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on the last day of any fiscal quarter of the Borrower to (ii) Consolidated Interest Expense for such period to be less than 5.00 to 1.0.

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     6.2.      INDEBTEDNESS OF SUBSIDIARIES

     Permit any Subsidiary of the Borrower to incur, directly or indirectly, or suffer to exist any Indebtedness except:

     (a) Intercompany Indebtedness; PROVIDED, however, that in the event of any subsequent issuance or transfer of any Capital Stock which results in the holder of such Indebtedness ceasing to be a Subsidiary of the Borrower or any subsequent transfer of such Indebtedness (other than to the Borrower or any of its Subsidiaries) such Indebtedness shall be required to be permitted under another provision of this SECTION 6.2; PROVIDED, FURTHER, HOWEVER, that in the case of Intercompany Indebtedness consisting of a loan or advance to the Borrower, each such loan or advance shall be subordinated to the indefeasible payment in full of all of the Borrower's obligations pursuant to this Agreement and the other Loan Documents, and each such loan or advance shall be on open account and shall not be evidenced by a promissory note or other instrument;

     (b) Indebtedness constituting Guarantee Obligations permitted under Sections 6.3(b) or (e);

     (c)       Indebtedness outstanding on the date hereof and listed on
SCHEDULE 6.2(c) hereto and any Indebtedness resulting from the refinancing of any such Indebtedness; PROVIDED, HOWEVER, that (i) the principal amount of any such refinancing Indebtedness (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) does not exceed the principal amount of the Indebtedness refinanced thereby on such date and (ii) in the case of any such refinancing Indebtedness which is in excess of $20,000,000, either (A) the covenants, defaults and similar provisions applicable to such refinancing Indebtedness or obligations are no more restrictive in any material respect taken as a whole than the provisions contained in this Agreement and do not conflict in any material respect with the provisions of this Agreement or
(B) such refinancing Indebtedness is otherwise upon terms and subject to definitive documentation which is in form and substance reasonably satisfactory to the Administrative Agent;

     (d) obligations under Currency Protection Agreements, Interest Rate Protection Agreements or Commodity Price Protection Agreements entered into in the ordinary course of business in notional amounts reasonably related to assets, expenses or liabilities of the Borrower or any of its Subsidiaries or in anticipation of any debt offering or asset transactions; and

     (e) Indebtedness of Subsidiaries in addition to that described in SECTIONS 6.2(a) THROUGH (c); PROVIDED, HOWEVER, that the aggregate principal amount of the Indebtedness permitted under this SECTION 6.2(d), when added (without duplication) to (i) all Indebtedness outstanding secured by Liens and permitted under clause (viii) of the definition of "Permitted Liens", (ii) the amount of Guarantee Obligations outstanding and permitted under SECTION 6.3(g) and (iii) the aggregate amount of all Attributable Debt of the Borrower and its Subsidiaries then outstanding, does not exceed 15% of Consolidated Net Tangible Assets.

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     6.3.      GUARANTEE OBLIGATIONS.

     Permit any Subsidiary of the Borrower to create or become or be liable with respect to any Guarantee Obligation except:

     (a) Guarantee Obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

     (b) Guarantee Obligations to or for the benefit of the Administrative Agent and the Lenders hereunder or under the other Loan Documents;

     (c) Guarantee Obligations arising under customary indemnification provisions (express or implied) in respect of Contractual Obligations governing transactions otherwise required or not prohibited by the terms of this Agreement and customary indemnities in connection with underwritings or similar transactions;

     (d) Guarantee Obligations arising in the ordinary course of its business and consistent with past practices (regardless of the theory of liability) from the manufacture, sale, handling, distribution or use of any product manufactured, sold or otherwise dealt with, or any service provided by such Subsidiary;

     (e) Guarantee Obligations in existence on the date hereof and identified on SCHEDULE 6.3(e) hereto and any renewal or replacement of such Guarantee Obligations to the extent that the amount of any such Guarantee Obligations so extended or renewed is not increased thereby;

     (f) Guarantee Obligations with respect to commercial or standby letters of credit or functionally equivalent obligations, in each case, issued or reimbursement obligations incurred in connection with (i) performance, bid or advance payment obligations incurred in the ordinary course of business including, without limitation, performance requirements under workers compensation or similar laws or (ii) Indebtedness permitted under SECTION 6.2;

     (g)       Intercompany Guarantees; and

     (h) In addition to the Guarantee Obligations permitted by SECTIONS 6.3(a) THROUGH 6.3(g), other Guarantee Obligations; PROVIDED that the aggregate liability of all Subsidiaries of the Borrower in respect of the Guarantee Obligations permitted by this SECTION 6.3(g), when added (without duplication) to (i) all Indebtedness outstanding secured by Liens and permitted under CLAUSE (viii) of the definition of "PERMITTED LIENS", (ii) the aggregate amount of Indebtedness then outstanding and permitted under SECTION 6.2(d), and
(iii) the aggregate amount of Attributable Debt of the Borrower and its Subsidiaries then outstanding, shall not exceed 15% of Consolidated Net Tangible Assets.

     6.4.      LIENS.

     Except for Permitted Liens, create, incur, assume or suffer to exist or agree to create, incur or assume any Lien in, upon or with respect to any of its properties or assets (including, without limitation, any securities or debt instruments of any of its Subsidiaries), whether now

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owned or hereafter acquired, or assign or otherwise convey any right to receive income to secure any obligation.

     6.5.      FUNDAMENTAL CHANGES.

     Enter into any merger, consolidation or amalgamation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); convey, sell, assign, transfer or otherwise dispose of all or substantially all of the property, business or assets of the Borrower and its Subsidiaries; or make any material change in its present method of conducting business; PROVIDED, HOWEVER, that as long as immediately after giving effect to such transaction, the resulting, surviving or transferee Person shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of such Person prior to such transaction:

     (a) any Subsidiary of the Borrower may be merged or consolidated with or into Borrower (PROVIDED, HOWEVER, that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly-Owned Subsidiaries of the Borrower (PROVIDED, HOWEVER, that the (i) Wholly-Owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation and
(ii) in the case of any merger or consolidation between Subsidiaries at least one of that is a Subsidiary Guarantor, a Subsidiary Guarantor shall be the surviving Person); and

     (b) any Wholly-Owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Wholly-Owned Subsidiary of the Borrower (other than Hearth-Tech if any of its outstanding capital stock is not owned by the Borrower and its Wholly-Owned Subsidiaries).

     6.6.      RESTRICTED PAYMENTS.

     Either: (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock or to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock and except dividends or distributions payable to the Borrower or a Subsidiary of the Borrower) or (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Borrower or any Subsidiary of the Borrower or any Indebtedness of the Borrower that is subordinated to the Obligations (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being hereinafter referred to as a "RESTRICTED PAYMENT"); PROVIDED, HOWEVER, that, the Borrower or any Subsidiary of the Borrower may make Restricted Payments during such time as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom.

     6.7.      DISTRIBUTIONS FROM SUBSIDIARIES.

     Create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (i) pay dividends or make any other distributions on its Capital Stock (PROVIDED, HOWEVER, that a requirement that a Subsidiary give the holders of any Indebtedness of such Subsidiary not more than thirty days prior written notice of its intention to pay a dividend to its stockholders shall not be deemed to

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constitute a consensual encumbrance or restriction) or pay any Indebtedness or other obligation owed to the Borrower or any of its other Subsidiaries, (ii) make any loans or advances to the Borrower or any of its other Subsidiaries, or
(iii) transfer any of its property or assets to the Borrower or any of its other Subsidiaries, except:

     (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Closing Date and reflected on SCHEDULE 6.7(a) hereto;

     (b) any encumbrance or restriction with respect to a Subsidiary of the Borrower pursuant to an agreement relating to any Indebtedness issued by such Subsidiary on or prior to the date on which such Subsidiary became a Subsidiary of the Borrower or was acquired by the Borrower (other than Indebtedness issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions in contemplation of or pursuant to which such Subsidiary became a Subsidiary or was acquired by the Borrower) and outstanding on such date;

     (c) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease; and

     (d) in the case of CLAUSE (iii) above, restrictions contained in security agreements securing Indebtedness of a Subsidiary of the Borrower to the extent such restrictions restrict the transfer of the property subject to such security agreements.

     6.8.      SALES OF ASSETS AND SUBSIDIARY STOCK.

     Make any Asset Disposition unless the Borrower or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the board of directors of such Person (including a determination as to the value of all noncash consideration), of the shares and assets subject to such Asset Disposition. The Net Proceeds of any Material Asset Disposition shall be applied in the manner set forth in
SECTION 2.8(b). Notwithstanding the foregoing, Hearth-Tech may issue such shares of its capital stock as are necessary in connection with any conversion related to those certain $12,000,000 in original aggregate principal amount of 7% Convertible Debentures of Heatilator, Inc. and/or those certain $53,000,000 in original aggregate principal amount of 5.5% Convertible Debentures of Hearth-Tech.

     6.9.      INVESTMENTS.

     Make any Investments except for Permitted Investments.

     6.10.     TRANSACTIONS WITH AFFILIATES.

     Conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower or any legal or beneficial owner of 5% or more of any class of Capital Stock of the Borrower or with any Affiliate of such owner (other than a Wholly-Owned Subsidiary of the Borrower or an employee stock ownership plan for the benefit of employees of

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the Borrower or any of its Subsidiaries) unless the terms of such business, transaction or series of transactions are (i) as favorable to the Borrower or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third person or, if such transaction is not one which by its nature could be obtained from such person, is on fair and reasonable terms and (ii) are in the ordinary course of business or, if not in the ordinary course of business, are set forth in writing and the board of directors of the Borrower or such Subsidiary, as the case may be, has determined in good faith that such business or transaction or series of transactions meets the applicable criteria set forth in CLAUSE (i) above; PROVIDED that if any of the outstanding capital stock of Hearth-Tech is not owned by the Borrower and its Wholly-Owned Subsidiaries, all transactions of the Borrower or any of its Subsidiaries (other than Hearth-Tech or any of its Subsidiaries) with Hearth-Tech and any of its Subsidiaries (other than any transactions in the ordinary course of business consistent with the past practice of Hearth-Tech and its Wholly-Owned Subsidiaries and transactions between Hearth-Tech and its Wholly-Owned Subsidiaries) shall comply with this SECTION 6.10.

     6.11.     SALE-LEASEBACKS.

     Lease any property as lessee in connection with a Sale and Leaseback Transaction entered into after the Closing Date if, at the time of such entering into and after giving effect thereto, Attributable Debt for such Sale and Leaseback Transaction and for all Sale and Leaseback Transactions so entered into by the Borrower and its Subsidiaries during the immediately preceding 365 day period, when added (without duplication) to (i) all Indebtedness outstanding secured by Liens and permitted under CLAUSE (viii) of the definition of "PERMITTED LIENS", (ii) the aggregate amount of Indebtedness then outstanding and permitted under SECTION 6.2(d) and (iii) the amount of Guarantee Obligations outstanding and permitted under SECTION 6.3(g) shall exceed 15% of Consolidated Net Tangible Assets.

     6.12.     FISCAL YEAR.

     Change the fiscal year of the Borrower.

     6.13.     AMENDMENTS TO ORGANIZATIONAL DOCUMENTS.

     Amend, modify or waive, or permit any amendment, modification or waiver as to any material provision of its articles of incorporation, by-laws or other similar governing documents if such amendment, modification or waiver would adversely affect the interests of the Administrative Agent or the Lenders.

     6.14.     ACCOUNTING CHANGES.

     Make or permit to be made any change in accounting policies affecting the presentation of financial statements or reporting practices from those employed by it on the date hereof, unless (i) such change is required by GAAP, (ii) such change is disclosed to the Lenders through the Administrative Agent or otherwise and (iii) relevant prior financial statements that are affected by such change are restated (in form and detail satisfactory to Administrative Agent) as may be required by GAAP to show comparative results.

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     6.15.     LINES OF BUSINESS.

     Enter into or acquire any line of business which is not reasonably related to the businesses engaged in as of the date hereof.

                             VII. EVENTS OF DEFAULT

     7.1.      EVENTS OF DEFAULT.

     If any of the events, acts, conditions or occurrences (each, an "EVENT OF DEFAULT") hereinafter set forth shall occur or exist (for any reason whatsoever, and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in accordance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) FAILURE TO MAKE PAYMENTS WHEN DUE. (i) The Borrower shall default in the payment when due of principal of any Loan or any reimbursement of a Drawing, in either case in accordance with the terms hereof; or (ii) the Borrower shall default in the payment when due of interest on any Loan or any reimbursement of a Drawing in accordance with the terms hereof and such default shall continue for five (5) days after the date when due; or (iii) the Borrower shall default in the payment when due of any other amount owing hereunder or any other Loan Document and such default shall continue for ten (10) days after the date when due; or

     (b) REPRESENTATIONS. Any representation or warranty made or deemed to be made by the Borrower or any Loan Party herein or in any document, instrument or certificate delivered pursuant hereto shall prove to have been incorrect or misleading in any material respect on or as of the date made or deemed made; or

     (c) Breach of Certain Covenants. The Borrower shall fail to perform or comply with any term or condition contained in Article VI other than nonconsensual Liens under Section 6.4; or

     (d) OTHER DEFAULTS UNDER AGREEMENT OR LOAN DOCUMENTS. The Borrower or any of its Subsidiaries shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as provided in SECTIONS 7.1(a), (b) OR (c) above), and such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or the Majority Lenders; or

     (e) DEFAULT UNDER OTHER AGREEMENTS. The Borrower or any of its Subsidiaries (i) shall default in the payment when due (after giving effect to any applicable grace period), whether at stated maturity or otherwise, of principal or interest in respect of Indebtedness having an aggregate principal amount of $20,000,000 or more; or (ii) shall fail to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, if the effect of any such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (determined without regard to whether any notice of

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acceleration or similar notice is required), such Indebtedness to be declared to be due and payable prior to its stated maturity, or cash collateral in respect thereof to be demanded; or

     (f) JUDGMENTS. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving, individually or in the aggregate, a liability of $20,000,000 or more and all such judgments or decrees shall not have been vacated, discharged or stayed pending appeal within sixty (60) days from the entry thereof but in any event prior to the commencement of enforcement proceedings; or

     (g) VOLUNTARY INSOLVENCY, ETC. The Borrower or any of its Material Subsidiaries shall become insolvent, generally fail to pay, or state in writing or publicly its inability or unwillingness to pay, its debts as they become due or call a meeting of creditors for the purpose of adjusting its debts; or the Borrower or any of its Material Subsidiaries shall become insolvent or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business, or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business; or

     (h) INVOLUNTARY INSOLVENCY, ETC. Involuntary proceedings or an involuntary petition shall be commenced or filed against the Borrower or any of its Material Subsidiaries under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty
(60) days after commencement, filing or levy, as the case may be or any order for relief shall be entered in any such proceeding; or

     (i) UNENFORCEABILITY. This Agreement shall cease for any reason to be full force and effect (other than by reason of the satisfaction of all the Borrower's and its Subsidiaries' obligations thereunder) or the Borrower or any of its Subsidiaries or any other Person (other than the Lenders or the Administrative Agent) shall disavow its obligations under any provision hereof or thereof, or shall deny that it has any or further obligations under any provision thereof, or shall contest the validity or enforceability of any provision thereof; or

     (j)       ERISA.

               (i) A Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(l) of the Code), shall have occurred with respect to any Plan or Plans that would reasonably be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount

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     exceeding $20,000,000 and the Administrative Agent shall have notified the
     Borrower in writing that (x) the Majority Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or such failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (y) as a result thereof an Event of Default exists hereunder; or a Termination Event shall have occurred; or

               (ii) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan and the amount of the Withdrawal Liability specified in such notice, when aggregated with all other Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds $20,000,000; or

               (iii) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $20,000,000; or

     (k)       CHANGE OF CONTROL. A Change of Control shall occur; or

     (l) ENVIRONMENTAL DEFAULT. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the Release by the Borrower or any of its Subsidiaries, or any other Person of any Contaminant into the environment, or any violation of any Environmental Law, which, in either case, would reasonably be expected to have a Material Adverse Effect.

THEN, and in any such event (except a Bankruptcy Event of Default) and at any time thereafter while an Event of Default is continuing, the Administrative Agent may with the consent of Majority Lenders, and at the direction of the Majority Lenders shall, take one or more of the following actions:

               (i) declare the obligation of the Issuing Banks to issue or renew Letters of Credit and of each Lender to make Loans (other than to fund drawings under L/C Outstandings or to refinance Swing Line Advances) to be terminated, whereupon such obligation shall be terminated;

               (ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and immediately all other amounts payable under the Loan Documents to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company and demand cash collateralization of the L/C Outstandings; and

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               (iii)   exercise on behalf of itself and the Lenders all rights
     and remedies available to it and the Lenders under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that if a Bankruptcy Event of Default shall occur, the result which would occur upon the giving of notice by the Administrative Agent to the Borrower, as specified in CLAUSES (i) or (ii) above, shall occur automatically without the giving of any such notice. Promptly following the making of any such declaration, the Administrative Agent shall give notice thereof to the Borrower and each Lender, but failure to notify any Person shall not impair the effect of such declaration.

     If any Lender which made a Competitive Loan shall suffer an Event of Default under SECTION 7.1(a) due to Borrower's failure to pay any amount of principal of or interest on any Competitive Loan, such Lender may send a written request to Administrative Agent to obtain approval of the Majority Lenders to terminate the Revolving Commitments and, if such approval is not obtained within ten Business Days after the date such request is received, the requesting Lender (or assignee) may commence enforcement of such default by any and all legal means. Any payments received after the Lenders have taken action pursuant to CLAUSE (ii) above shall be allocated ratably among the Committed Loans and the Competitive Loans.

     Upon the occurrence of any Event of Default (and PROVIDED the Loans are accelerated), the Company shall immediately pay to the Agent, for the benefit of the Lenders, an amount (the "L/C OUTSTANDINGS AMOUNT") equal to the aggregate L/C Outstandings, and upon receipt of the payment of the L/C Outstandings Amount, the Agent shall deposit such funds in an interest-bearing cash account (the "CASH ACCOUNT") in the name of the Company maintained with the Agent as to which the Company shall have NO right of withdrawal EXCEPT as provided below. The Company hereby irrevocably authorizes and directs the Agent to apply amounts on deposit in the Cash Account in reimbursement of draws on the outstanding Letters of Credit as such draws are made. Upon expiration or surrender of a Letter of Credit or drawing and reimbursement in full of all draws thereunder, the Administrative Agent shall reapply the amount held in respect of that Letter of Credit to pay any and all Obligations then due and owing and, if all Loans and other Obligations (other than Obligations in respect of remaining L/C Outstandings which are fully secured by amounts in the Cash Account) have been paid in full, the Administrative Agent shall release the remaining portion of the amount held in respect of that Letter of Credit to the Borrower. Upon expiration or surrender of all Letters of Credit or drawing and reimbursement in full of all draws thereunder and of all Obligations, the balance, if any, of amounts then on deposit in the Cash Account and any interest accrued thereon shall then be returned to the Company (to the extent any funds remain in the Cash Account after application of such funds as provided above).

     7.2.      RESCISSION OF ACCELERATION.

     Anything in SECTION 7.1 to the contrary notwithstanding, the Administrative Agent shall, at the request of the Majority Lenders, rescind and annul any acceleration of the Notes under this Agreement by written instrument filed with the Borrower; PROVIDED, HOWEVER, that at the time such acceleration is so rescinded and annulled:

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               (i)     all past due interest and principal, if any, on the Notes
     and all other sums payable under this Agreement (except any principal and interest on any Notes which has become due and payable solely by reason of such acceleration) shall have been duly paid, and

               (ii) no other Event of Default shall have occurred and be continuing which shall not have been waived in accordance with this Agreement.

     7.3.      RIGHTS NOT EXCLUSIVE.

     The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                           VIII. ADMINISTRATIVE AGENT

     8.1.      APPOINTMENT AND AUTHORIZATION.

     Each Lender hereby irrevocably appoints, designates and authorizes BT as Administrative Agent (and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to have authorized the Administrative Agent) to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto (including, without limitation, to give notices and take such actions on behalf of the Majority Lenders as are consented to in writing by the Majority Lenders). The Administrative Agent may perform any of its duties hereunder, or under the other Loan Documents, by or through its agents or employees.

     8.2.      NATURE OF DUTIES.

     The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Administrative Agent shall be mechanical and administrative in nature. EACH LENDER HEREBY ACKNOWLEDGES AND AGREES THAT THE ADMINISTRATIVE AGENT SHALL NOT HAVE, BY REASON OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, A FIDUCIARY RELATIONSHIP TO OR IN RESPECT OF ANY LENDER. Nothing in any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans, the issuance of Letters of Credit, and the acquisition of the L/C Participations hereunder and shall make its own appraisal of the creditworthiness of the Borrower, and the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans and the issuance of the Letters of Credit or at any time or times thereafter. The Administrative Agent will promptly

                                     - 77 -
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notify each Lender at any time that the Majority Lenders have instructed it to act or refrain from acting pursuant to ARTICLE VII.

     8.3.      LIABILITY OF ADMINISTRATIVE AGENT.

     The Administrative Agent, its Affiliates, or any of their respective officers, directors, employees, agents, affiliates or attorneys-in-fact (collectively, the "AGENT-RELATED PERSONS") shall not (i) be liable to any of the Lenders for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for their own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the execution, validity, effectiveness, genuineness, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the terms or provisions contained in, or conditions of, this Agreement or any other Loan Document, or the financial condition of the Borrower, or the existence or possible existence of any Unmatured Event of Default or Event of Default unless requested to do so by the Majority Lenders, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries or Affiliates.

     8.4.      RELIANCE BY ADMINISTRATIVE AGENT.

     (a) The Lenders agree that the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may at any time request instructions from the Lenders with respect to actions or approvals (including the failure to act or approve) which by the terms of any of the Loan Documents the Administrative Agent is permitted or required to take or to grant. The Lenders agree that the Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Lenders agree that the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request or consent and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     (b) For purposes of determining compliance with the conditions specified in SECTIONS 4.1 AND 4.2, each Lender that has executed this Agreement shall be deemed to have consented to,

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approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender, unless an officer of the Administrative Agent, responsible for the transactions contemplated by the Loan Documents shall have received notice from the Lender prior to the initial Borrowing and/or issuance of the initial Letter of Credit specifying in reasonable detail its objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect, or the Lender shall not have made available to the Administrative Agent an amount equal to the Lender's Commitment Percentage of such Borrowing.

     8.5.      NOTICE OF DEFAULT.

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating in the case of an Event of Default that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as shall be requested by the Majority Lenders in accordance with ARTICLE VII or any other provision of this Agreement; PROVIDED, HOWEVER, that unless and until the Administrative Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

     8.6.      CREDIT DECISION.

     Each Lender expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent-Related Person, hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries shall be deemed to constitute any representation or warranty by such Agent-Related Person to any Lender. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower or its Subsidiaries. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the

                                     - 79 -
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business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

     8.7.      INDEMNIFICATION.

     The Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably according to each Lender's Commitment Percentage from and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, and reasonable expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any reasonable costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. Without limiting the generality of the foregoing, if the IRS or any authority of the U.S. or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this SECTION 8.7, together with all Attorney Costs. The obligation of the Lenders in this SECTION 8.7 shall survive the payment of all Obligations hereunder and termination of the Agreement.

     8.8.      ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY.

     The Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower and its Subsidiaries and Affiliates as though the Administrative Agent were not Administrative Agent hereunder and without notice to the Lenders. With respect to its Loans, Letters of Credit and L/C Participations, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent hereunder or under any other Loan Document, including, without limitation, the

                                     - 80 -
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acceptance of fees or other consideration for services without having to account for the same to any of the Lenders. The terms "Lender" and "Lenders" shall include BT in its individual capacity.

     8.9.      RESIGNATION BY ADMINISTRATIVE AGENT.

     (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving fifteen(15) Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to SECTION 8.9(b) OR (c) or as otherwise provided below.

     (b) Upon any such notice of resignation, the Majority Lenders shall appoint a successor Administrative Agent who shall (unless an Event of Default has occurred and is continuing) be satisfactory to Borrower and shall be an incorporated bank or trust company.

     (c) If a successor Administrative Agent shall not have been so appointed within said 15 Business Day period, the Administrative Agent, with the consent of Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent until such time, if any, as the Majority Lenders, with the consent of Borrower, appoint a successor Administrative Agent as provided above.

     (d) If no successor Administrative Agent has been appointed pursuant to SECTION 8.9(b) OR (c) by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Majority Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as the Majority Lenders, with the consent of Borrower, appoint a successor Administrative Agent as provided above.

     (e) Upon the effective date of such resignation, only such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "ADMINISTRATIVE AGENT" shall mean such successor agent and the retiring Administrative Agent's rights, powers and duties in such capacity shall be terminated. After any retiring Administrative Agent resigns hereunder as Administrative Agent the provisions of this
ARTICLE VIII and SECTION 9.4 shall inure to their respective benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement; except with respect to indemnification provisions under this Agreement which shall survive as to such resigning Administrative Agent.

     8.10.     SYNDICATION AGENT, DOCUMENTATION AGENT AND ARRANGER.

     Notwithstanding anything contained herein which may be construed to the contrary, neither the Syndication Agent nor the Documentation Agent nor the Arranger shall exercise any of the rights or have any of the responsibilities of the Administrative Agent hereunder, or any other rights or responsibilities other than their respective rights and responsibilities as Lenders hereunder.

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                                IX. MISCELLANEOUS

     9.1.      NO WAIVER; MODIFICATIONS IN WRITING.

     (a) No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the Administrative Agent or any Lender at law or in equity or otherwise. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement or any Note, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be consented to by or on behalf of the Majority Lenders and, in the case of an amendment, supplement, modification or termination (other than in accordance with the express provisions of this Agreement) the Borrower; PROVIDED, HOWEVER, that the consent of all of the Lenders shall be required to effect any amendment, modification, supplement, termination, waiver or consent, as the case may be (any of the foregoing, a "MODIFICATION"), which has the effect of

               (i) reducing the aggregate principal amount of, or interest rate on, any of the Notes or any reimbursement due in connection with a Drawing or releasing any Subsidiary Guarantor (other than as a result of a transaction permitted by SECTION 6.5 or an Asset Disposition made in accordance with the terms of this Agreement) or the aggregate amount of any fees provided for in this Agreement, except that any Modification that has the effect of reducing the aggregate amount of any fees payable to Administrative Agent for its own account shall require only the consent of Administrative Agent;

               (ii) extending the stated final maturity of any of the Revolving Commitments or the Revolving Notes or any reimbursement due in connection with a Drawing or the date of any portion of any payment of principal of, or interest or fees in respect of, any of the Revolving Commitments or the Notes or the Letters of Credit (other than by way of (a) Modification of any provision for, or having the effect of requiring, any mandatory prepayment of any portion of any Loan, or (b) Modification or waiver of any Event of Default (other than an Event of Default described in SECTION 7.1(a)(i) or any Bankruptcy Event of Default, or Unmatured Bankruptcy Event of Default); or

               (iii)   changing this proviso or the first sentence of
     SECTION 9.9(a), reduce the percentage specified in the definition of the term "MAJORITY LENDERS", or the definition of the terms "REVOLVING COMMITMENT" or "COMMITMENT PERCENTAGE";

PROVIDED, HOWEVER, that the consent of the Administrative Agent shall be required to effect any Modification that has the effect of (x) increasing the duties or obligations of the Administrative Agent, (y) increasing the standard of care or performance required on the part of the Administrative Agent, or (z) reducing or eliminating the indemnities, exculpations or immunities to which the Administrative Agent is entitled; PROVIDED, FURTHER, that no Modification shall increase the Revolving Commitment of any Lender over the amount thereof then in effect

                                     - 82 -
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without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Events of Default or Unmatured Events of Default shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender); PROVIDED, FURTHER, HOWEVER, that any Modification which has the effect of reducing the aggregate principal amount of, or interest rate on, any of the Competitive Loans shall only require the consent of the Competitive Lender making such Competitive Loan.

     Any Modification of or to any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given and only if in writing. Except where notice is specifically required by this Agreement, no notice to or demand on the Borrower or any other Person in any case shall entitle the Borrower or such other Person to any other or further notice or demand in similar or other circumstances.

     (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by SECTIONS 9.1(a)(i) THROUGH (iii), inclusive, the consent of the Majority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either CLAUSES (A) OR (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to SECTION 2.21 so long as at the time of such replacement, each such Replacement Lender consents to the proposed amendment, modification, supplement, waiver, discharge, termination or other change or (B) terminate such non-consenting Lender's Revolving Commitment and repay all outstanding Loans of such Lender which gave rise to the need to obtain such Lender's consent, (i) reallocate such Lender's Commitment Percentage of the L/C Outstandings in accordance with SECTION 2.4(d) as if a new Letter of Credit in such amount were issued for the account of the Borrower, and (ii) if such reallocation results in the aggregate Exposure Amount exceeding the Aggregate Revolving Commitments, secure such excess amount by cash or cash equivalents delivered to and pledged to the Administrative Agent in a manner satisfactory to the Administrative Agent concurrently with the effectiveness of such termination, at which time
SCHEDULE 1.1 shall be deemed modified to reflect such changed amounts.

     9.2.      FURTHER ASSURANCES.

     The Borrower agrees to do, and to cause each Subsidiary to do, such further acts and things and to execute, acknowledge and deliver to the Lenders and/or the Administrative Agent such assignments, agreements, documents, powers, instruments and opinions of counsel as any such Person may reasonably require or deem advisable to carry into effect the purposes of this Agreement or any of the Loan Documents or to better assure and confirm unto the Administrative Agent and /or the Lenders, as applicable, their respective rights, powers and remedies under this Agreement.

     9.3.      NOTICES, ETC.

     Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or

                                     - 83 -
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made upon any party hereto or any other Person shall be in writing and (except for written confirmations of telephonic instructions or notices and financial statements pertaining to Borrower, which may be sent by telex or first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service, or by prepaid telex, TWX or telegram (with messenger delivery specified in the case of a telegram), or by telecopier, and shall be deemed to be given for purposes of this Agreement on the third day after deposit in registered or certified mail, postage prepaid, and otherwise on the day that such writing is delivered or sent to the intended recipient thereof, or in the case of notice delivered by telecopy, upon completion of transmission with a copy of such notice also being delivered under any of the methods provided above, all in accordance with the provisions of this SECTION 9.3, PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to SECTIONS 2.1, 2.2, 2.3, 2.4, 2.6 OR 2.12 shall not be effective until received. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) indicated on SCHEDULE 9.3 attached hereto or in any applicable Assignment and Assumption Agreement and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party on SCHEDULE 9.3 attached hereto.

     9.4.      COSTS, EXPENSES AND TAXES; INDEMNITY.

     (a) The Borrower agrees to pay promptly upon request, at any time and from time to time, all reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, printing, typing, reproduction, execution, delivery and administration of the Loan Documents, any amendments or waivers thereto and any other agreements or documents that may be delivered, from time to time, in connection therewith or to implement any provision thereof, including, without limitation, reasonable allocated costs of staff counsel, the reasonable fees and expenses of Willkie Farr & Gallagher, special counsel to the Administrative Agent, and any local counsel retained by them, from time to time with respect to advising the Administrative Agent as to its rights and responsibilities under or in respect of any Loan Document (including, without limitation, the reasonable fees and expenses of any accountants, environmental engineers, consultants, appraisers or other Persons retained by any of them and of which Borrower or its counsel shall have been notified prior to such retention; PROVIDED, HOWEVER, that after the occurrence and during the continuance of an Event of Default no such notice shall be required) and all such costs and expenses incurred by any Lender in connection with (i) any and all amounts which the Administrative Agent or any Lender has paid relative to the curing of any Event of Default resulting from the acts or omissions of the Borrower or any of its Affiliates under any Loan Document, (ii) the enforcement of any Loan Document and the perfection and preservation of the rights of the Administrative Agent or any Lender hereunder or thereunder. In addition, the Borrower agrees to pay promptly upon request, at any time and from time to time, after the occurrence and during the continuance of an Event of Default, all reasonable costs and expenses of the Administrative Agent and the Lenders (including, without limitation, Attorney Costs and the reasonable fees and expenses of any accountants, environmental engineers, consultants, appraisers or other Persons retained by any of them) in connection with (A) the enforcement of any Lien granted pursuant to any Loan Document, (B) the collection of any Obligation or (C) with respect to advising the

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Administrative Agent and the Lenders as to their respective rights and responsibilities under or in respect of any of the Loan Documents. In addition, the Borrower shall pay, upon the request of the Administrative Agent, any and all stamp, transfer and other taxes or fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any instrument or document that may be delivered in connection with this Agreement and/or the Notes and/or the Letters of Credit, and agrees to save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes, fees and expenses.

     (b) The Borrower will indemnify and hold harmless the Administrative Agent and each Lender and each director, officer, employee, agent and Affiliate of the Administrative Agent and each Lender (collectively, the "INDEMNIFIED PERSONS") from and against all losses, claims, damages, penalties, causes of action, obligations, costs, expenses or liabilities (including, without limitation, Attorney Costs and reasonable expenses, consultant fees and investigation fees) (collectively, "EXPENSES") to which such Indemnified Person shall become subject, insofar as such Expenses (or actions, suits or proceedings, including, without limitation, any inquiry or investigation or claim in respect thereof, whether or not any Indemnified Person is named as a party) arise out of, in any way relate to, or result from the transactions contemplated by this Agreement and to reimburse each Indemnified Person upon its demand, for any legal or other expenses incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; PROVIDED, HOWEVER, that Borrower shall have no obligation to an Indemnified Person hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of any such Indemnified Person; and PROVIDED, FURTHER, HOWEVER, that no Indemnified Person may settle any such action, suit or proceeding without the consent of Borrower which consent shall not be unreasonably withheld or delayed. If an action, suit or proceeding arising from any of the foregoing is brought against any Indemnified Person, Borrower shall, if requested by such Indemnified Person, resist and defend at its own expense such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to such Indemnified Person. Each Indemnified Person shall have the right to employ its own counsel to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party, PROVIDED, HOWEVER, that in any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, Borrower shall not be liable for fees and expenses of more than one counsel (in addition to any local counsel), which counsel shall be designated by the Administrative Agent PROVIDED, FURTHER, HOWEVER, each Indemnified Person shall have the right to employ separate counsel in any such inquiry, action, claim or proceeding and to control the defense thereof, and the reasonable fees and expenses of such counsel shall be at the expense of the Borrower if (i) the Borrower shall have agreed in writing to pay such fees and expenses or (ii) such Indemnified Person shall have notified the Borrower that it has been advised by counsel that there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to the other Indemnified Persons and that such common representation would adversely impact the adequacy of the proposed representation. If the Borrower shall fail to do, or cause to be done, any act or thing which it has covenanted to do or cause to be done under this Agreement or any representation or warranty on the part of the Borrower contained in any Loan Document shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its own funds for such

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purpose, and will use its best efforts to give prompt written notice to the
Borrower that it proposes to take such action; PROVIDED, HOWEVER, that any failure by the Administrative Agent to do any such act or thing or give any such notice shall not relieve the Borrower of any such obligations and shall not impose or result in the imposition of any liability on the Administrative Agent or any Lender. Any and all amounts so expended by the Administrative Agent shall be due and payable by the Borrower promptly upon the Administrative Agent's demand therefor, together with interest thereon at a rate per annum equal to the Default Rate during the period from and including the date so demanded by the Administrative Agent to the date of repayment. To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or Lender as set forth in this SECTION 9.4 may be unenforceable because it is violative of any law or public policy, Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

     (c) The obligations of Borrower under this SECTION 9.4 and the other indemnification obligations of the Borrower under this Agreement shall be effective and binding on Borrower irrespective of whether any Loans are made and shall survive (i) the termination of this Agreement and the discharge of Borrower's other obligations hereunder and under the Notes and L/C Participations and (ii) the assignment by any Lender of any of its interests herein pursuant to SECTION 9.9(c) with respect to any acts, omissions and/or events occurring or arising prior to the Effective Date of such assignment.

     (d) Nothing contained in this SECTION 9.4 shall be deemed to limit or reduce any indemnity in favor of the Administrative Agent or any Lender contained in any other Loan Document or agreement.

     9.5.      CONFIRMATIONS.

     Each of the Borrower and each holder of a Note agrees, from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note and each such holder agrees, from time to time, upon written request received by it from the Borrower, to make the Notes held by it (including any schedules (or continuation thereof) attached thereto) available for reasonable inspection by the Borrower at the office of such holder.

     9.6.      TRANSFER OF NOTES.

     In the event that the holder of any Revolving Note (including any Lender) shall transfer such Note, it shall immediately advise the Administrative Agent and the Borrower of such transfer, and the Administrative Agent and the Borrower shall be entitled conclusively to assume that no transfer of any Note has been made by any holder (including any Lender) unless and until the Administrative Agent and the Borrower shall have received written notice to the contrary. Each transferee of any Note shall take such Note subject to the provisions of this Agreement and to any Modification or other action taken under this Agreement prior to the receipt by the Administrative Agent and the Borrower of written notice of such transfer by each previous holder of such Note and, except as expressly otherwise provided in such notice, the Administrative Agent and the Borrower shall be entitled conclusively to assume that the

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transferee named in such notice shall thereafter be vested with all rights and powers under this Agreement with respect to the Loans of the Lender named as the payee of the Note which is the subject of such transfer.

     9.7.      ADJUSTMENTS; SET-OFF.

     (a) If, other than as expressly set forth elsewhere herein, any Lender shall obtain on account of the Loans made by it or its L/C Participations any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its pro rata share of payments on account of the Loans (including Competitive Loans) and L/C Participations obtained by all the Lenders, such Lender shall forthwith (x) notify Administrative Agent of such fact, and (y) purchase from the other Lenders such participations in the Loans and L/C Participations of the other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid thereto together with an amount equal to such paying Lender's Commitment Percentage (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender, of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this
SECTION 9.7 and will in each case promptly notify the Lenders and Borrower following any such purchases. Any payments received after the Lenders have taken action pursuant to this SECTION 9.7 shall be allocated ratably among the Revolving Loans, the Competitive Loans, the Swing Line Loans and the L/C Participations of all the Lenders.

     (b) The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 9.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 9.7(d)) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

     (c) Nothing herein shall require any Lender to exercise any right of set-off or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of Borrower.

     (d) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower or any other Person, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of an Event of Default to set-off and apply against any Obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, whether matured or unmatured, of the Borrower to such Lender, any amount owing from such Lender or any branch or agency thereof to or for the credit or account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent

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after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

     9.8.      EXECUTION IN COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement and it shall not be necessary in making proof of this Agreement to produce more than one such counterpart or counterparts bearing the signatures of all of the parties thereto.

     9.9.      BINDING EFFECT; ASSIGNMENT; ENTIRE AGREEMENT.

     (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrower may not assign or transfer any of its interest, or delegate any of its duties or obligations, under this Agreement without the prior written consent of all of the Lenders signatory hereto. Except as expressly provided to the contrary in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns.

     (b) Subject to SECTION 2.20(b) hereof, any Lender may make, carry or transfer Loans at, to or for the account of any of its branch offices or the office of an Affiliate of such Lender.

     (c) Any Lender may at any time and from time to time, assign to any other Lender or, with the prior written consent of the Borrower (which consent shall not be required if an Event of Default or Unmatured Event of Default has occurred and is continuing) and the Administrative Agent, which consents shall not be unreasonably withheld, assign to any other Eligible Assignee, all or any ratable part of the Loans, L/C Participations and Revolving Commitments and the other rights and obligations of such Lender with respect thereto, and shall thereupon be released from, its obligations attributable to such rights under this Agreement and the other Loan Documents (including, without limitation, the applicable ratable portion of its Commitment Percentage of any or all of the Revolving Loans and Swing Line Loans under this Agreement); PROVIDED, HOWEVER, that

               (i) each such assignment (other than to another Lender or, to the extent such assignment provides the Borrower with recourse to the assigning Lender, any Affiliate thereof) shall be in the amount of $5,000,000 or any larger amount or shall be an assignment of all (but not less than all) of such Lender's rights and obligations under this Agreement and the other Loan Documents;

               (ii) an administrative fee of $3,500 shall have been paid to BT, as Administrative Agent, for BT's account, by the assigning Lender or its assignee in connection with each such assignment; and

               (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent (with a copy to the Borrower), for recording in the Register, an

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     Assignment and Assumption Agreement. From and after the "Effective Date"
     specified in such Assignment and Assumption Agreement (x) the assignee thereunder shall be and become a "LENDER" under, and party to, this Agreement and shall have all of the rights and obligations of a Lender hereunder (to the extent of the assignment effected by such Assignment and Assumption Agreement), and its address for notice purposes and Lending and Payment Offices shall be as set forth in such Assignment and Assumption Agreement and (y) the applicable Loans, L/C Participations, Commitment Percentages and Available Revolving Commitments shall be adjusted to reflect such assignment. By executing and delivering an Assignment and Assumption Agreement, the Lender that is assignor thereunder and the assignee thereunder confirm to the other parties hereto that such assignee is an Eligible Assignee.

     (d) The Administrative Agent shall maintain at its address referred to in SCHEDULE 9.3 a copy of each Assignment and Assumption Agreement delivered to and accepted by it. At the request of any assigning Lender, the Administrative Agent shall acknowledge, agree and consent to any Assignment and Assumption Agreement that appears to comply with the provisions of this
SECTION 9.9, and upon receipt by Administrative Agent of notice from the assigning Lender of the effectiveness of such assignment, Administrative Agent shall record the information contained therein in the Register. Coincident with the delivery of an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan. The Borrower, at its own expense, after receipt of notice from the assigning Lender of the effectiveness of such assignment, shall execute and deliver, to the assignor Lender and the assignee Lender in exchange for the Note or Notes that were assigned in part, replacement Notes and new Notes, as the case may be, payable to the order of the assignor Lender and the assignee Lender, respectively, reflecting their respective Commitment Percentage of the Loans that were the subject of such assignment. Such replacement Notes and new Notes shall be dated such Effective Date of the applicable Assignment and Assumption Agreement and shall otherwise be in substantially the form required by this Agreement.

     (e) Each Assignee that is a Non-U.S. Person, by executing and delivering an Assignment and Assumption Agreement,

               (i) agrees to execute and deliver to the Administrative Agent, as promptly as practicable, four signed copies (two for the Administrative Agent and two for delivery by the Administrative Agent to the Borrower) of IRS Form W-8ECI or Form W-8BEN (or any successor form or a
     Section 2.18(c)(iii) Certificate) claiming complete exemption from withholding and deduction for or on account of United States Federal taxes on or in respect of payments of principal and interest under or in respect of this Agreement (it being understood that if the applicable form is not so delivered, payments under or in respect of this Agreement may be subject to withholding and deduction and the Borrower shall have no indemnity or gross-up obligation under SECTION 2.18(a) with respect to such withholding and deduction);

               (ii) represents and warrants to the Borrower and the Administrative Agent that the form so delivered is true and accurate and that, as of the Effective Date of the

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     applicable Assignment and Assumption Agreement, each of such assignee
     Lender's Lending Offices is entitled to receive payments of principal and interest under or in respect of this Agreement without withholding or deduction for or on account of any taxes imposed by the U.S.;

               (iii) agrees to deliver annually hereafter to each of the Borrower and the Administrative Agent not later than December 31 of the year preceding the year to which it will apply, two further properly completed signed copies of IRS Form W-8ECI or Form W-8BEN (or any successor form or a Section 2.18(c)(iii) Certificate), as appropriate, unless an event has occurred which renders the relevant form inapplicable (it being understood that if the applicable form is not so delivered, payments under or in respect of this Agreement may be subject to withholding and deduction and the Borrower shall have no indemnity or gross-up obligation under
     SECTION 2.18(a) with respect to such withholding and deduction);

               (iv) agrees to promptly notify the Borrower and the Administrative Agent in writing if it ceases to be entitled to receive payments of principal and interest under or in respect of this Agreement without withholding or deduction for or on account of any taxes imposed by the U.S. or any political subdivision in or of the U.S. (it being understood that payments under or in respect of this Agreement may be subject to withholding and deduction in such event);

               (v) acknowledges that in the event it ceases to be exempt from withholding and/or deduction of such taxes, the Administrative Agent may withhold and/or deduct the applicable amount from any payments to which such assignee Lender would otherwise be entitled, without any liability to such assignee Lender therefor; and

               (vi) agrees to indemnify the Borrower and the Administrative Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or expenses that result from such assignee Lender's breach of any such representation, warranty or agreement.

     (f) A Competitive Bid Lender may sell, transfer, assign or grant participations to any Eligible Assignee in all or any part of the Competitive Loans made by it; PROVIDED, HOWEVER, that in the case of any sale, transfer or assignment, the Borrower and the Administrative Agent shall be entitled to treat such Competitive Bid Lender as the holder of such Competitive Loans for all purposes hereunder until notified of such sale or assignment. Upon notice to the Borrower and the Administrative Agent, any Lender may assign all or any portion of its rights and obligations to participate in competitive bidding pursuant to
SECTION 2.3 to a Subsidiary or Affiliate pursuant to an assignment and assumption agreement in form satisfactory to Administrative Agent. From and after the effective date specified in such assignment and assumption agreement, the assignee thereunder (i) shall be and become a "LENDER" under, and party to, this Agreement and (ii) shall be subject to the provisions of each subparagraph of SECTION 9.9(e).

     (g) Any Lender party to this Agreement, from time to time and without the consent of Borrower or any other Person, may pledge or assign for security purposes any portion of its Loans or any other interests in this Agreement and the other Loan Documents to any Federal

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Reserve Bank and may, subject to SECTION 9.9(h), sell participations in its
Loans or any other interests in this Agreement and the other Loan Documents to another Lender or other Person.

     (h) In the case of a participation, (i) the Lender shall remain a "LENDER" for all purposes hereunder and the participant shall not constitute a "Lender" hereunder and the participant shall not have any rights under this Agreement or any Note, as applicable, or any other Loan Document delivered in connection therewith (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by Borrower with respect to increased costs, capital adequacy and funding losses of any of the Lenders pursuant to this Agreement shall be determined as if the Lender had not sold such participation and (ii) no participant or participants, other than an Affiliate of such Lender, shall be entitled, directly or indirectly, under such agreement with a Lender to require that such Lender obtain its participant's consent to any Modification of or under this Agreement, any Note, as applicable, other than those Modifications that are referred to in SECTIONS 9.1(a)(i) AND (ii), excluding Modifications that waive the applicability of any post-default increase in interest rates.

     (i) This Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

     9.10.     CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

     (a) The Borrower hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any United States Federal or New York State court sitting in New York County in any action or proceeding arising out of or relating to this Agreement or any Note, and the Borrower hereby irrevocably and unconditionally agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or New York State court. Any action or proceeding brought against the Administrative Agent, any Issuing Bank or any Lender shall be brought in such United States Federal or New York State court. The Borrower hereby irrevocably appoints CT Corporation System (the "PROCESS AGENT"), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent and attorney-in-fact to receive on behalf of the Borrower and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding brought in any court in or of the State of New York. Such service may be made by mailing by certified mail or delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf and agrees that the failure of the Process Agent to give any notice of any such service to the Borrower shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. As an alternative method of service, the Borrower also irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of New York by the delivery of copies of such process to Borrower at its address specified in SCHEDULE 9.3 or by certified or registered mail directed to such address. If for any reason CT Corporation System shall cease to act as Process Agent or shall cease to maintain an office in the Borough of Manhattan, New York, New York, the Borrower shall appoint forthwith, in the manner provided for herein, a successor Process Agent qualified to act as an agent for service of process with respect to all courts in and of the

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State of New York. Nothing herein shall affect the right of the Administrative
Agent, any Issuing Bank, any Lender or any holder of a Note to serve process in any other manner permitted by law or otherwise proceed against Borrower in any other jurisdiction.

     (b) THE PARTIES HERETO HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN RESPECT OF ANY ACTION UNDER OR COUNTERCLAIM RELATING TO THIS AGREEMENT OR ANY NOTE OR LETTER OF CREDIT, AND THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OR MAINTAINING OF ANY SUCH ACTION OR PROCEEDING IN THE RESPECTIVE JURISDICTIONS REFERENCED IN
SECTION 9.10(a).

     9.11.     GOVERNING LAW.

     THIS AGREEMENT AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     9.12.     REGISTRY.

     The Borrower hereby designates Administrative Agent to serve as Borrower's agent, solely for purposes of SECTION 9.9(d) and this SECTION 9.12 to maintain at its address referred to in SCHEDULE 9.3 a register on which it will record the names and addresses of the Lenders, the Revolving Commitment from time to time of each of the Lenders, the Loans and L/C Participations made by each of the Lenders and each repayment in respect of the principal amount of the Loans and L/C Participations of each Lender (THE "REGISTER"). Failure to make any such recordation, or any error in such recordation shall not affect Borrower's obligations in respect of such Loans or L/C Participations. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Lenders and the Administrative Agent may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and the other Loan Documents. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Administrative Agent. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under SECTION 9.9(d) and this SECTION 9.12.

     9.13.     SEVERABILITY OF PROVISIONS.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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     9.14.     HEADINGS.

     The Table of Contents and Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     9.15.     INDEPENDENT NATURE OF LENDERS' RIGHTS.

     The amounts payable at any time under this Agreement to the Administrative Agent and each Lender shall be separate and independent debts; each Lender shall be entitled to protect and enforce its rights arising out of this Agreement; and it shall not be necessary for the Administrative Agent or any other Lender to be joined as an additional party in any proceeding for such purpose.

     9.16.     SURVIVAL OF REPRESENTATIONS.

     Unless a longer period is provided herein, all covenants, agreements and representations in this Agreement shall survive the making by the Lenders of the Loans, the issuance of the Letters of Credit and the execution and delivery to the Administrative Agent for the account of the Lenders of the Notes evidencing the Loans, regardless of any investigation made by the Administrative Agent or the Lenders and of the Administrative Agent's and the Lenders' access to any information, and shall continue in full force and effect until the final and indefeasible payment in full of the Notes and all of the Borrower's Obligations under this Agreement and the termination of the Revolving Commitments in their entirety.

     9.17.     CONFIDENTIALITY.

     Each of the Lenders severally agrees to use reasonable efforts to keep confidential all non-public information pertaining to the Borrower or its Subsidiaries which is provided to it by the Borrower or its Subsidiaries, and shall not intentionally disclose such information to any Person except:

               (i) to the extent such information is public when received by such Lender or becomes public thereafter due to the act or omission of any party other than such Lender;

               (ii) to the extent such information is independently obtained from a source other than the Borrower or any of its Subsidiaries and such information from such source is not, to such Lender's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted;

               (iii) to counsel, auditors or accountants retained by the Administrative Agent or any Lender or to Affiliates of any Lender in connection with transactions contemplated by this Agreement, PROVIDED they agree to keep such information confidential as if such Affiliates were Lenders party to this Agreement and to financial institution regulators, including examiners of any Lender or the Administrative Agent or any Affiliate in the course of examinations of such Persons;

               (iv) in connection with any litigation or the enforcement or preservation of the rights of the Administrative Agent or any Lender under this Agreement;

               (v) to the extent required by any applicable statute, rule or regulation or court order (including, without limitation, by way of subpoena) or pursuant to the request of any regulatory or governmental authority having jurisdiction over any Lender; PROVIDED, HOWEVER, that such Lender shall endeavor (if not otherwise prohibited by law) to notify Borrower prior to any disclosure made pursuant to this SECTION 9.17(v), except that no Lender shall be subject to any liability whatsoever for any failure to so notify Borrower; or

               (vi) to the extent disclosure to other financial institutions is appropriate in connection with any proposed or actual assignment or grant of a participation by any of the Lenders of interests in this Agreement and/or any Note to such other financial institutions (who will in turn be required to agree to maintain confidentiality as if they were Lenders party to this Agreement).

     9.18.     WAIVER OF IMMUNITIES.

     Subject to SECTION 9.10 of this Agreement, each Lender waives, in relation to any action or proceeding arising out of or relating to this Agreement or any Note, any sovereign immunity or other immunity to suit or to execution or attachment to which such Lender or any of its property may be or become entitled.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     HON INDUSTRIES INC.


                                     By: /s/ Melinda C. Ellsworth
                                         ----------------------------
                                     Name:  Melinda C. Ellsworth
                                            ------------------------------------
                                     Title: VP, Treasurer & Investor Relations
                                           -------------------------------------

                                     DEUTSCHE BANK TRUST COMPANY
                                     AMERICAS, individually as a Lender, as an Issuing Bank and as Administrative Agent


                                     By: /s/ William W. Archer
                                         ---------------------------------------
                                     Name: William W. Archer
                                           -------------------------------------
                                     Title:
                                           -------------------------------------

                                     THE NORTHERN TRUST COMPANY,
                                     individually as a Lender, as an
                                     Issuing Bank and as Syndication Agent


                                     By: /s/ Mark E. Taylor
                                         ----------------------------
                                     Name:    MARK E. TAYLOR
                                          ---------------------------
                                     Title:   VICE PRESIDENT
                                           --------------------------

                                     NATIONAL CITY BANK OF
                                     MICHIGAN/ILLINOIS, as a Lender and as
                                     Documentation Agent


                                     By:  /s/ Brent A. Eichelberger
                                         ----------------------------
                                     Name:  BRENT A. EICHELBERGER
                                          ---------------------------
                                     Title: PRESIDENT, QUAD CITIES
                                           --------------------------

                                     BNP PARIBAS


                                     By: /s/ Jo Ellen Bender
                                        -----------------------------
                                        Name:  Jo Ellen Bender
                                        Title: Managing Director


                                     By:  /s/ Christine L. Howatt
                                        -----------------------------
                                        Name:  Christine L. Howatt
                                        Title: Director

                                     WELLS FARGO BANK, N.A.


                                     By: /s/ Larry Brandt
                                         ----------------------------
                                     Name:  Larry Brandt
                                          ---------------------------
                                     Title: Vice President
                                           --------------------------

                                     FIRST NATIONAL BANK OF MUSCATINE


                                     By:  /s/ D. Scott Ingstad
                                         ----------------------------
                                     Name:    D. Scott Ingstad
                                          -----------------------------
                                     Title:   President & CEO
                                        -----------------------------

                                     WACHOVIA BANK,
                                     NATIONAL ASSOCIATION


                                     By: /s/ Paige Mesaros
                                         ----------------------------
                                     Name:  PAIGE MESAROS
                                           --------------------------
                                     Title: VICE PRESIDENT
                                           --------------------------

                                     BANK OF AMERICA N.A.


                                     By: /s/ B. Guy Stapleton
                                         ----------------------------
                                     Name:    B. Guy Stapleton
                                          ---------------------------
                                     Title:   Managing Director
                                           --------------------------